                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             PHONETIC SYSTEMS, LTD.

                           PHONETICS ACQUISITION LTD.

                                 SCANSOFT, INC.

                                       AND

         MAGNUM COMMUNICATIONS FUND L.P., AS SHAREHOLDER REPRESENTATIVE

                          DATED AS OF NOVEMBER 15, 2004

                                TABLE OF CONTENTS


                                                                                                                    PAGE
                                                                                                                    ----
ARTICLE I THE MERGER..................................................................................................2

         1.1      THE MERGER..........................................................................................2
         1.2      EFFECTIVE TIME......................................................................................2
         1.3      EFFECT OF THE MERGER................................................................................2
         1.4      MEMORANDUM OF ASSOCIATION; ARTICLES OF ASSOCIATION..................................................2
         1.5      DIRECTORS AND OFFICERS..............................................................................3
         1.6      EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS...............................3
         1.7      INTENTIONALLY OMITTED..............................................................................14
         1.8      SURRENDER OF COMPANY SHARES........................................................................14
         1.9      NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES......................................................15
         1.10     LOST, STOLEN OR DESTROYED COMPANY SHARES...........................................................16
         1.11     TAKING OF NECESSARY ACTION; FURTHER ACTION.........................................................16

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................................................16

         2.1      ORGANIZATION OF THE COMPANY........................................................................16
         2.2      COMPANY CAPITAL STRUCTURE..........................................................................17
         2.3      SUBSIDIARIES.......................................................................................19
         2.4      AUTHORITY..........................................................................................19
         2.5      NO CONFLICT; CONSENTS..............................................................................20
         2.6      COMPANY FINANCIAL STATEMENTS.......................................................................21
         2.7      NO UNDISCLOSED LIABILITIES.........................................................................21
         2.8      NO CHANGES.........................................................................................21
         2.9      TAX MATTERS........................................................................................24
         2.10     RESTRICTIONS ON BUSINESS ACTIVITIES................................................................27
         2.11     TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.....................27
         2.12     INTELLECTUAL PROPERTY..............................................................................28
         2.13     AGREEMENTS, CONTRACTS AND COMMITMENTS..............................................................32
         2.14     INTERESTED PARTY TRANSACTIONS......................................................................33
         2.15     GOVERNMENTAL AUTHORIZATION.........................................................................33
         2.16     LITIGATION.........................................................................................34
         2.17     MINUTE BOOKS.......................................................................................34
         2.18     ENVIRONMENTAL MATTERS..............................................................................34
         2.19     BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES...................................................34
         2.20     EMPLOYEE BENEFIT PLANS AND COMPENSATION............................................................34
         2.21     INSURANCE..........................................................................................40
         2.22     COMPLIANCE WITH LAWS...............................................................................41
         2.23     WARRANTIES; INDEMNITIES............................................................................41
         2.24     COMPLETE COPIES OF MATERIALS.......................................................................41
         2.25     INAPPLICABILITY OF CERTAIN STATUTES................................................................41

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                    PAGE
                                                                                                                    ----
         2.26     GRANTS, INCENTIVES AND SUBSIDIES...................................................................41
         2.27     ENCRYPTION AND OTHER RESTRICTED TECHNOLOGY.........................................................42
         2.28     INFORMATION STATEMENTS.............................................................................42
         2.29     REPRESENTATIONS COMPLETE...........................................................................42

ARTICLE III INTENTIONALLY OMITTED....................................................................................42

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..........................................................42

         4.1      ORGANIZATION, STANDING AND POWER...................................................................42
         4.2      AUTHORITY..........................................................................................43
         4.3      CONSENTS...........................................................................................43
         4.4      CAPITAL RESOURCES..................................................................................43
         4.5      BROKER'S AND FINDERS' FEES.........................................................................44
         4.6      NO CONFLICTS.......................................................................................44
         4.7      SEC REPORTS; FINANCIAL STATEMENTS..................................................................44
         4.8      INTERIM OPERATIONS OF SUB..........................................................................45
         4.9      SUB BOARD APPROVAL.................................................................................45
         4.10     LITIGATION.........................................................................................45

ARTICLE V CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................................45

         5.1      CONDUCT OF BUSINESS OF THE COMPANY.................................................................45
         5.2      PROCEDURES FOR REQUESTING PARENT CONSENT...........................................................48

ARTICLE VI ADDITIONAL AGREEMENTS.....................................................................................49

         6.1      MERGER PROPOSAL....................................................................................49
         6.2      COMPANY GENERAL MEETING............................................................................50
         6.3      MERGER SUB GENERAL MEETING.........................................................................51
         6.4      ISRAELI APPROVALS..................................................................................51
         6.5      ACCESS TO INFORMATION..............................................................................53
         6.6      CONFIDENTIALITY....................................................................................53
         6.7      EXPENSES...........................................................................................53
         6.8      PUBLIC DISCLOSURE..................................................................................53
         6.9      CONSENTS...........................................................................................54
         6.10     REASONABLE EFFORTS; REGULATORY FILINGS.............................................................54
         6.11     NOTIFICATION OF CERTAIN MATTERS....................................................................55
         6.12     ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES........................................................55
         6.13     NO SOLICITATION....................................................................................55
         6.14     NEW EMPLOYMENT ARRANGEMENTS........................................................................56
         6.15     TERMINATION OF BENEFIT PLANS.......................................................................56
         6.16     SHAREHOLDER QUESTIONNAIRE; INFORMATION STATEMENT...................................................57
         6.17     FINANCIALS.........................................................................................57

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                                    PAGE
                                                                                                                    ----
         6.18     OBSERVER RIGHTS....................................................................................58

ARTICLE VII CONDITIONS TO THE MERGER.................................................................................58

         7.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER.......................................58
         7.2      CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB....................................................59
         7.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY...........................................................60

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................................................61

         8.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................................................61
         8.2      INDEMNIFICATION....................................................................................62
         8.3      INDEMNIFICATION CLAIMS.............................................................................62
         8.4      SHAREHOLDER REPRESENTATIVE.........................................................................64
         8.5      MAXIMUM PAYMENTS; REMEDY...........................................................................65

ARTICLE IX EARNOUT...................................................................................................66

         9.1      EARNOUT ARRANGEMENTS...............................................................................66
         9.2      EARNOUT TARGETS; DEFINITIONS.......................................................................67
         9.3      ACHIEVEMENT OF MILESTONES..........................................................................69
         9.4      FAILURE TO ACHIEVE MILESTONES......................................................................71
         9.5      CALCULATION OF EARNOUT DISTRIBUTIONS; SHAREHOLDER REPRESENTATIVE OBJECTIONS........................71
         9.6      RIGHT TO SET OFF...................................................................................72

ARTICLE X INTENTIONALLY OMITTED......................................................................................73

ARTICLE XI TERMINATION, AMENDMENT AND WAIVER.........................................................................73

         11.1     TERMINATION........................................................................................73
         11.2     EFFECT OF TERMINATION..............................................................................74
         11.3     AMENDMENT..........................................................................................74
         11.4     EXTENSION; WAIVER..................................................................................74

ARTICLE XII GENERAL PROVISIONS.......................................................................................74

         12.1     NOTICES............................................................................................74
         12.2     INTERPRETATION.....................................................................................75
         12.3     COUNTERPARTS.......................................................................................75
         12.4     ENTIRE AGREEMENT; ASSIGNMENT.......................................................................76
         12.5     SEVERABILITY.......................................................................................76
         12.6     OTHER REMEDIES.....................................................................................76
         12.7     GOVERNING LAW......................................................................................76
         12.8     RULES OF CONSTRUCTION..............................................................................76
         12.9     WAIVER OF JURY TRIAL...............................................................................76

                                INDEX OF EXHIBITS


EXHIBIT               DESCRIPTION
-------               -----------
Exhibit A-1           Shareholders Executing Voting Agreements

Exhibit A-2           Form of Voting Agreement

Exhibit B             Form of Proprietary Information, Confidentiality and Assignment Agreement

Exhibit C             Form of Merger Proposal

Exhibit D             Earnout Warrants

         THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of November 15, 2004 by and among ScanSoft, Inc., a Delaware corporation ("PARENT"), Phonetics Acquisition Ltd., an Israeli corporation and a wholly-owned subsidiary of Parent ("SUB"), Phonetic Systems Ltd., an Israeli corporation (the "COMPANY"), and Magnum Communications Fund L.P. (the "SHAREHOLDER REPRESENTATIVE").


                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement (as defined in SECTION 1.2 below) and in accordance with the Israeli Companies Law-5759-1999 (the "ISRAELI COMPANIES LAW"), Parent, Sub and the Company intend to effect the merger of Sub with and into the Company, pursuant to which Sub will cease to exist and the Company will become a wholly-owned subsidiary of Parent.

         B. The Board of Directors of each of Parent and Sub (i) has approved this Agreement, the Merger (as defined in SECTION 1.1) and the other transactions contemplated by this Agreement, and the Board of Directors of Sub has determined that considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation (as defined in SECTION 1.1) will be unable to fulfill the obligations of Sub to its creditors, and (ii) the Board of Directors of Sub has determined to recommend that the shareholders of Sub vote to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         C. The Board of Directors of Company has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of the Company to its creditors; (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) determined to recommend that the shareholders of the Company approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         D. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding capital shares of the Company shall be converted into the right to receive the consideration set forth herein.

         E. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger.

         F. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, certain Shareholders of the Company listed on EXHIBIT A-1 are entering into Voting Agreements, in substantially the form attached hereto as EXHIBIT A-2 (the "VOTING AGREEMENTS"), with Parent, pursuant to which such Shareholders have irrevocably agreed to vote in favor of the Merger and the transactions contemplated thereby and to other matters set forth therein.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. At the Effective Time (as defined in SECTION 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Israeli Companies Law, Sub shall be merged with and into the Company in accordance with Sections 314 through 327 of the Israeli Companies Law (the "MERGER"), the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent, and shall succeed to an assume all of the rights, properties and obligations of Sub in accordance with the foregoing sections of the Israeli Companies Law. The surviving corporation after the Merger is sometimes referred to hereinafter as the "SURVIVING CORPORATION."

         1.2 EFFECTIVE TIME. Unless this Agreement is earlier terminated pursuant to SECTION 11.1 hereof, the closing of the Merger (the "CLOSING") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, and following the later of (i) satisfaction or waiver of the conditions set forth in ARTICLE VII hereof, and (ii) the 71st day after the delivery of the Merger Proposal (as defined in SECTION 6.1) to the office of the Registrar of Companies of the State of Israel (the "COMPANIES REGISTRAR"), at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 12 East 49th Street, 30th Floor, New York, New York, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "CLOSING DATE." The Merger shall be effective upon the issuance by the Companies Registrar of a certificate evidencing the completion of the Merger in accordance with Section 323(5) of the Israeli Companies Law (such time shall be referred to herein as the "EFFECTIVE TIME").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Israeli Companies Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4 MEMORANDUM OF ASSOCIATION; ARTICLES OF ASSOCIATION. At the Effective Time, the Memorandum of Association and Articles of Association of Sub, as in effect immediately prior to the Effective Time, shall be the Memorandum of Association and the Articles of Association of the Surviving Corporation until thereafter amended as provided by law and such Memorandum of Association and Articles of Association of the Surviving Corporation; provided, however, that at the Effective Time the Memorandum of

Association of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be PHONETIC SYSTEMS LTD.

         1.5 DIRECTORS AND OFFICERS.

                  (a) DIRECTORS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director until their successors are duly elected and qualified in accordance with the provisions of the Articles of Association of the Surviving Corporation. The directors of the Company prior to the Effective Time shall resign from such duty effective at the Effective Time.

                  (b) OFFICERS OF COMPANY. Unless otherwise determined by Parent prior to the Effective Time, the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Articles of Association of the Surviving Corporation. The officers of the Company prior to the Effective Time shall resign from such duty effective at the Effective Time.

         1.6 EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:

                           (i) "BUSINESS DAY[S]" shall mean each day that is not
a Saturday, Sunday or holiday on which banking institutions located in New York, New York are authorized or obligated by law or executive order to close.

                           (ii) "CHANGE IN CONTROL" of Parent shall be deemed to
have occurred after the date hereof upon (i) the acquisition by any individual, corporation or other entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (each, a "PERSON") of beneficial ownership, directly or indirectly, through a purchase, merger or other transaction or series of related transactions, of shares of capital stock of Parent entitling such Person to exercise more than 50% of the total voting power of all shares of capital stock of Parent entitled to vote generally (other than any such acquisition by Parent), (ii) any consolidation or merger of Parent into any other Person, any merger of another Person with or into Parent, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of Parent to another Person (other than any transaction pursuant to which holders of Parent Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, more than 50% of the total voting power of all shares of capital stock entitled to vote generally of the surviving or successor corporation in such transaction), or
(iii) individuals who, as of the Effective Date, are members of the Board of Directors of Parent (the "INCUMBENT BOARD"), ceasing for any reason to constitute at least fifty percent (50%) of the Board of Directors of Parent, provided, however, that if the appointment, election, or nomination for election by the Incumbent Board or the shareholders of Parent of any new member of the Parent Board of Directors is approved by a vote of at least fifty percent (50%) of the then remaining members of the Incumbent Board, such new member of the Parent Board of Directors shall be considered as a member of the Incumbent Board.

                           (iii) "COMPANY SHARES" shall mean the Ordinary
Shares, the Preferred Shares and any other shares, if any, of the Company, taken together.

                           (iv) "COMPANY MATERIAL ADVERSE EFFECT" shall mean any
change, event or effect that impacts the business, assets (whether tangible or intangible), financial condition, operations or capitalization of the Company, taken as a whole, which resulted or is reasonably likely to result in Losses (as defined in ARTICLE VIII) in an amount equal to or in excess of $5,000,000; provided, however, that any change, event or effect (a) relating to the industry in which the Company operates as a whole and which does not affect the Company disproportionately in any material respect, (b) resulting from a change generally affecting the United States or world economy or capital markets and which does not affect the Company disproportionately in any material respect, or
(c) stockholder class action litigation brought by a stockholder or stockholders of Parent arising from allegations of a breach of fiduciary duty by Parent's board of directors relating to this Agreement, shall not be deemed to constitute a Company Material Adverse Effect.

                         (v) "COMPANY OPTIONS" shall mean all issued and
outstanding options (including commitments to grant options, but excluding Company Warrants) to purchase or otherwise acquire Company Shares (whether or not vested) held by any person or entity, each of whom are listed on SECTION 2.2(b) of the Disclosure Schedule.

                           (vi) "COMPANY PREFERRED SHAREHOLDER" shall mean a
holder of Preferred Shares, each of whom are listed on SECTION 2.2(a) of the Disclosure Schedule.

                           (vii) "COMPANY WARRANTS" shall mean all issued and
outstanding warrants or other rights (including commitments to grant warrants or other rights, but excluding Company Options) to purchase or otherwise acquire Company Shares (whether or not vested) held by any person or entity, each of whom are listed on SECTION 2.2(a) of the Disclosure Schedule.

                           (viii) "COMPONENT ONE CONSIDERATION" shall mean
$17,500,000, plus any Exercise Proceeds, less any Excess Third Party Expenses.

                           (ix) "COMPONENT TWO CONSIDERATION" shall mean
$17,500,000, less any remaining Excess Third Party Expenses not deducted from the Component One Consideration; provided, however, that in the event the Component Two Consideration is not deposited with the Exchange Agent as provided in SECTION 1.6(b)(II) within forty five (45) days of the Anniversary Date, an additional $1,000,000 shall be added to the Component Two Consideration, and any Component Two Consideration amounts that are late and are then due and owing shall accrue penalty interest at the rate of ten percent (10%) per annum from the Anniversary Date until paid; and provided further, that in the event the Component Two Consideration is not deposited with the Exchange Agent as provided in SECTION 1.6(b)(ii) within one hundred eighty days (180) days of the Anniversary Date, a further additional $1,000,000 shall be added to the Component Two

Consideration, in addition to said interest which will continue to accrue until the Component Two Consideration is paid.

                           (x) "EARNOUT WARRANTS" shall mean warrants in the
form of Exhibit D to be issued to the Shareholder Representative on the date hereof as nominee for the Company Shareholders and deposited into escrow.

                           (xi) "EXCESS THIRD PARTY EXPENSES" shall have the
meaning set forth in SECTION 6.7.

                           (xii) "EXEMPT PERSON" shall mean any person or entity
that, in connection with the issuance of securities, does not count towards the maximum number of holders or purchasers which if exceeded would require the publication of a prospectus pursuant to Israeli securities laws.

                           (xiii) "EXERCISE PROCEEDS" shall mean the cash
proceeds received by the Company at or prior to the Effective Time (but after the date of this Agreement) in consideration for the exercise of any Company Options or Company Warrants, which exercises and proceeds received shall be set forth on a schedule delivered to Parent two (2) Business Days prior to the Effective Time and shall be updated immediately prior to the Effective Time.

                           (xiv) "GAAP" shall mean United States generally
accepted accounting principles consistently applied.

                           (xv) "KNOWLEDGE" or "KNOWN" shall mean, with respect
to the Company, the knowledge of the Company's executive officers, directors and the five key managers set forth on SCHEDULE 1.6(a)(xv); provided, however, that such persons shall have made due and diligent inquiry of those employees of the Company whom such persons reasonably believe would have actual knowledge of the matters represented.

                           (xvi) "KNOWLEDGE" or "KNOWN" shall mean, with respect
to Parent, the knowledge of Parent's executive officers, directors and the five key managers set forth on SCHEDULE 1.6(a)(xv); provided, however, that such persons shall have made due and diligent inquiry of those employees of Parent whom such persons reasonably believe would have actual knowledge of the matters represented.

                           (xvii) "LIQUIDATION PREFERENCE" shall mean the
applicable liquidation preference per share for each series of Preferred Shares, respectively.

                           (xviii) "LIQUIDATION PREFERENCE CAP" shall mean, with
respect to any Preferred Share, an amount equal to two (2) times the Liquidation Preference applicable to such Preferred Share.

                           (xix) "LIQUIDATION PREFERENCE CAP TERMINATION AMOUNT"
shall mean, with respect to any Preferred Share, an amount of aggregate consideration distributed under this

Agreement which, if distributed to all shareholders of the Company in a distribution in which all Preferred Shares had been converted into Ordinary Shares at the Effective Time, would result in the holder of such Preferred Share receiving an amount equal to his Liquidation Preference Cap.

                           (xx) "LIEN" shall mean any lien, pledge, charge,
claim, mortgage, security interest or other encumbrance of any sort.

                           (xxi) "ORDINARY SHARES" shall mean the Company's
Ordinary Shares, NIS 0.01 par value per share.

                           (xxii) "PARENT COMMON STOCK" shall mean the Common
Stock of Parent, par value $0.001 per share.

                           (xxiii) "PLANS" shall mean the Phonetic Systems Ltd.
1999 Stock Option and Restricted Stock Incentive Plan for U.S. Employees, the Phonetic Systems Ltd. 1999 Stock Option and Restricted Stock Incentive Plan for Israeli Employees, and the Phonetic Systems Ltd. 2003 Stock Option and Restricted Stock Incentive Plan for Israeli Employees.

                           (xxiv) "PREFERRED SHARES" shall mean the Series A
Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series D Preferred Shares and the Series E Preferred Shares, taken together.

                           (xxv) "REIMBURSED EXPENSES" shall have the meaning
set forth in SECTION 6.7.

                           (xxvi) "RELATED AGREEMENTS" shall mean the Voting
Agreements.

                           (xxvii) "SEC" shall mean the United States Securities
and Exchange Commission.

                           (xxviii) "SERIES A LIQUIDATION PREFERENCE PER SHARE"
shall mean (1) $4.00 with respect to the Series A Preferred Shares issued pursuant to (A) that certain Share Purchase Agreement of the Company, dated August 28, 1995, as amended (the "1995 SPA") and (B) the "First Option" as such term is defined in the Second Amendment to the 1995 SPA, dated November 12, 1995 (the "AMENDED 1995 SPA"); (2) $6.00 with respect to the Series A Preferred Shares issued pursuant to the "Second Option" as such term is defined in the Amended 1995 SPA; (3) $6.96 with respect to the Series A Preferred Shares issued pursuant to that certain Share Purchase Agreement of the Company, dated January 29, 1998; and (4) $5.57 with respect to the Series A Preferred Shares issued upon conversion of those certain Convertible Debentures of the Company issued on November 11, 1998 and February 17, 1999, or such other amount or amounts as may be provided in the Company's Articles of Association in effect immediately prior to the Closing.

                           (xxix) "SERIES A PREFERRED SHARES" shall mean the
Company's Series A Preferred Shares, NIS 0.01 par value per share.

                           (xxx) "SERIES B AGGREGATE LIQUIDATION PREFERENCE"
shall mean the amount equal to the Total Series B Preferred Shares Outstanding multiplied by the Series B Liquidation Preference Per Share.

                           (xxxi) "SERIES B LIQUIDATION PREFERENCE PER SHARE"
shall mean $8.00, or such other amount as may be provided in the Company's Articles of Association in effect immediately prior to the Closing.

                           (xxxii) "SERIES B PREFERRED SHARES" shall mean,
except where expressly set forth otherwise, the Company's Series B Preferred Shares, NIS 0.01 par value per share, the Company's Series B-1 Preferred Shares, NIS 0.01 par value per share, the Company's Series BB Preferred Shares, NIS 0.01 par value per share, and the Company's Series BB-1 Preferred Shares, NIS 0.01 par value per share.

                           (xxxiii) "SERIES C AGGREGATE LIQUIDATION PREFERENCE"
shall mean the amount equal to the Total Series C Preferred Shares Outstanding multiplied by the Series C Liquidation Preference Per Share.

                           (xxxiv) "SERIES C LIQUIDATION PREFERENCE PER SHARE"
shall mean $16.20, or such other amount as may be provided in the Company's Articles of Association in effect immediately prior to the Closing.

                           (xxxv) "SERIES C PREFERRED SHARES" shall mean the
Company's Series C Preferred Shares, NIS 0.01 par value per share.

                           (xxxvi) "SERIES D AGGREGATE LIQUIDATION PREFERENCE"
shall mean the amount equal to the Total Series D Preferred Shares Outstanding multiplied by the Series D Liquidation Preference Per Share.

                           (xxxvii) "SERIES D LIQUIDATION PREFERENCE PER SHARE"
shall mean $19.38, or such other amount as may be provided in the Company's Articles of Association in effect immediately prior to the Closing.

                           (xxxviii) "SERIES D PREFERRED SHARES" shall mean the
Company's Series D Preferred Shares, NIS 0.01 par value per share.

                           (xxxix) "SERIES E AGGREGATE LIQUIDATION PREFERENCE"
shall mean the amount equal to the Total Series E Preferred Shares Outstanding multiplied by the Series E Liquidation Preference Per Share.

                           (xl) "SERIES E LIQUIDATION PREFERENCE PER SHARE"
shall mean $21.07, or such other amount as may be provided in the Company's Articles of Association in effect immediately prior to the Closing.

                           (xli) "SERIES E PREFERRED SHARES" shall mean the
Company's Series E Preferred Shares, NIS 0.01 par value per share.

                           (xlii) "STATEMENT OF EXPENSES" shall have the meaning
set forth in SECTION 6.7.

                           (xliii) "THIRD PARTY EXPENSES" shall have the meaning
set forth in SECTION 6.7.

                           (xliv) "TOTAL ORDINARY SHARES OUTSTANDING" shall mean
the aggregate number of shares of Ordinary Shares issued and outstanding immediately prior to the Effective Time.

                           (xlv) "TOTAL SERIES A PREFERRED SHARES OUTSTANDING"
shall mean the aggregate number of Series A Preferred Shares issued and outstanding immediately prior to the Effective Time.

                           (xlvi) "TOTAL SERIES B PREFERRED SHARES OUTSTANDING"
shall mean the aggregate number of Series B Preferred Shares issued and outstanding immediately prior to the Effective Time.

                           (xlvii) "TOTAL SERIES C PREFERRED SHARES OUTSTANDING"
shall mean the aggregate number of Series C Preferred Shares issued and outstanding immediately prior to the Effective Time.

                           (xlviii) "TOTAL SERIES D PREFERRED SHARES
OUTSTANDING" shall mean the aggregate number of Series D Preferred Shares issued and outstanding immediately prior to the Effective Time.

                           (xlix) "TOTAL SERIES E PREFERRED SHARES OUTSTANDING"
shall mean the aggregate number of Series E Preferred Shares issued and outstanding immediately prior to the Effective Time.

                           (l) "TOTAL OUTSTANDING SHARES" shall mean the Total
Ordinary Shares Outstanding, Total Series A Preferred Shares Outstanding, Total Series B Preferred Shares Outstanding, Total Series C Preferred Shares Outstanding, Total Series D Preferred Shares Outstanding, and Total Series E Preferred Shares Outstanding.

                  (b) EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Sub, the Company or the holders of the Company Shares, each Company Share (excluding, for the avoidance of doubt, unexercised Company Options and Company Warrants) issued and outstanding immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in this SECTION 1.6 and throughout this Agreement, will be cancelled and extinguished and be converted automatically into the right to receive, in the manner provided in SECTION 1.8 hereof, the Component One Consideration, the Component Two Consideration and the

Earnout Consideration (collectively, the "AGGREGATE MERGER CONSIDERATION") as follows in this SECTION 1.6(b) and SECTION 1.6(b)(ii)(4):

                  (i) Component One Consideration. The Component One Consideration shall be deposited at the Effective Time with the Exchange Agent, in cash, and payable to the shareholders of the Company as follows and in accordance with SECTION 1.8:

                           (1) First, holders of:

                                    a) Series D Preferred Shares shall receive,
with respect to each such Series D Preferred Share, the lesser of (i) the Series D Liquidation Preference Per Share, and (ii) (A) (x) the Component One Consideration, multiplied by (y) the Series D Aggregate Liquidation Preference, divided by the Series D Aggregate Liquidation Preference plus the Series E Aggregate Liquidation Preference, divided by (B) the Total Series D Preferred Shares Outstanding; and

                                    b) Series E Preferred Shares shall receive,
with respect to each such Series E Preferred Share, the lesser of (i) the Series E Liquidation Preference Per Share, and (ii) (A) (x) the Component One Consideration, multiplied by (y) the Series E Aggregate Liquidation Preference, divided by the Series D Aggregate Liquidation Preference plus the Series E Aggregate Liquidation Preference, divided by (B) the Total Series E Preferred Shares Outstanding.

                           (2) Second, if any Component One Consideration
remains after application of subparagraph (1) above (such remaining amount, the "SECOND LEVEL COMPONENT ONE DISTRIBUTION"), holders of:

                                    a) Series B Preferred Shares shall receive,
with respect to each such Series B Preferred Share, the lesser of (but in no event less than $0) (i) the Series B Liquidation Preference Per Share, and (ii)
(A) (x) the Second Level Component One Distribution, multiplied by (y) the Series B Aggregate Liquidation Preference, divided by the Series B Aggregate Liquidation Preference plus the Series C Aggregate Liquidation Preference, divided by (B) the Total Series B Preferred Shares Outstanding; and

                                    b) Series C Preferred Shares shall receive,
with respect to each such Series C Preferred Share, the lesser of (but in no event less than $0) (i) the Series C Liquidation Preference Per Share, and (ii)
(A) (x) the Second Level Component One Distribution, multiplied by (y) the Series C Aggregate Liquidation Preference, divided by the Series B Aggregate Liquidation Preference plus the Series C Aggregate Liquidation Preference, divided by (B) the Total Series C Preferred Shares Outstanding.

                           (3) Third, if any Component One Consideration remains
after application of subparagraphs (1) and (2) above (such remaining amount, the "THIRD LEVEL COMPONENT ONE DISTRIBUTION"), holders of Series A Preferred Shares shall receive, with respect to each such Series A Preferred Share, the lesser of (but in no event less than $0) (i) the Series A Liquidation Preference Per Share applicable to each such share, and (ii) (A) (x) the Third Level

Component One Distribution, multiplied by (y) the aggregate Series A Liquidation Preference Per Share of all Series A Preferred Shares with the same Series A Liquidation Preference Per Share as each such share, divided by the aggregate Series A Liquidation Preference Per Share for all Series A Preferred Shares, divided by (B) the Series A Preferred Shares outstanding with the same Series A Liquidation Preference Per Share as each such share.

                           (4) Fourth, if any Component One Consideration
remains after application of subparagraphs (1), (2) and (3) above, such remaining amount shall be distributed pro rata on an as converted to Ordinary Shares basis to holders of Ordinary Shares and Preferred Shares; provided, however, that upon a holder of a Preferred Share receiving, in the aggregate, its Liquidation Preference Cap under this Agreement, such holder shall not be entitled to further consideration under this Agreement with respect to such Preferred Share until the aggregate amount of consideration distributed under this Agreement is equal to the Liquidation Preference Cap Termination Amount for such holder; provided, further, however, that the foregoing proviso shall not apply to a holder of Preferred Shares with respect to whom the Liquidation Preference Cap Termination Amount is lower than the amount of consideration which results in such holder receiving its Liquidation Preference Cap hereunder.

                  (ii) Component Two Consideration. The Component Two Consideration shall be deposited on the second anniversary of the Closing Date (the "ANNIVERSARY DATE") with the Exchange Agent, in cash, and payable to the shareholders of the Company as follows and in accordance with SECTION 1.8; provided, however, that in the event of a Change in Control of Parent prior to the Anniversary Date, all payments of Component Two Consideration shall be deposited with the Exchange Agent immediately prior to such Change in Control, and shall be payable to the shareholders of the Company as follows and in accordance with SECTION 1.8. The right to receive Component Two Consideration shall be non-transferable to the same extent as the rights to the Earnout Amounts as set forth in SECTION 9.5(d).

                           (1) Except pursuant to subparagraph (4) below,
holders of the Series D Preferred Shares and Series E Preferred Shares shall not be entitled to any Component 2 Consideration.

                           (2) First, holders of:

                                    a) Series B Preferred Shares. If holders of
Series B Preferred Shares received, with respect to each such Series B Preferred Share, an amount at least equal to the Series B Liquidation Preference Per Share pursuant to this Agreement, then, except pursuant to subparagraph (4) below, holders of the Series B Preferred Shares shall not be entitled to any Component Two Consideration. If holders of Series B Preferred Shares did not receive pursuant to this Agreement, with respect to each such Series B Preferred Share, an amount at least equal to the Series B Liquidation Preference Per Share, then each holder of Series B Preferred Shares shall receive, with respect to each such Series B Preferred Share, the lesser of (but in no event less than $0) (i) the amount by which the amounts received pursuant to this Agreement were less than the Series B Liquidation Preference Per Share, and (ii) (A) (x) the Component Two Consideration, multiplied by (y) the Series B Aggregate

Liquidation Preference, divided by the Series B Aggregate Liquidation Preference plus the Series C Aggregate Liquidation Preference, divided by (B) the Total Series B Preferred Shares Outstanding; and

                                    b) Series C Preferred Shares. If holders of
Series C Preferred Shares received, with respect to each such Series C Preferred Share, an amount at least equal to the Series C Liquidation Preference Per Share pursuant to this Agreement, then, except pursuant to subparagraph (4) below, holders of the Series C Preferred Shares shall not be entitled to any Component Two Consideration. If holders of Series C Preferred Shares did not receive pursuant to this Agreement, with respect to each such Series C Preferred Share, an amount at least equal to the Series C Liquidation Preference Per Share, then each holder of Series C Preferred Shares shall receive, with respect to each such Series C Preferred Share, the lesser of (but in no event less than $0) (i) the amount by which the amounts received pursuant to this Agreement were less than the Series C Liquidation Preference Per Share, and (ii) (A) (x) the Component Two Consideration, multiplied by (y) the Series C Aggregate Liquidation Preference, divided by the Series B Aggregate Liquidation Preference plus the Series C Aggregate Liquidation Preference, divided by (B) the Total Series C Preferred Shares Outstanding.

                           (3) Second, after application of subparagraph (2)
above, any remaining Component Two Consideration (such remaining amount, the "SECOND LEVEL COMPONENT TWO DISTRIBUTION") shall be distributed as follows: If holders of Series A Preferred Shares received, with respect to each such Series A Preferred Share, an amount at least equal to the Series A Liquidation Preference Per Share applicable to each such share pursuant to this Agreement, then, except pursuant to subparagraph (4) below, holders of the Series A Preferred Shares shall not be entitled to any Component Two Consideration. If holders of Series A Preferred Shares did not receive pursuant to this Agreement, with respect to each such Series A Preferred Share, an amount at least equal to the Series A Liquidation Preference Per Share applicable to each such share, then each holder of Series A Preferred Shares shall receive, with respect to each such Series A Preferred Share, the lesser of (but in no event less than $0)
(i) the amount by which the amounts received for each such share pursuant to this Agreement were less than the Series A Liquidation Preference Per Share applicable to such share, and (ii) (A) (x) the Second Level Component Two Distribution, multiplied by the aggregate Series A Liquidation Preference Per Share of all Series A Preferred Shares with the same Series A Liquidation Preference Per Share as such share, divided by the aggregate Series A Liquidation Preference Per Share for all Series A Preferred Shares, divided by
(B) the Total Series A Preferred Shares Outstanding.

                           (4) Third, if any Component Two Consideration remains
after application of subparagraphs (2) and (3) above, such remaining amount shall be distributed pro rata on an as converted to Ordinary Shares basis to holders of Ordinary Shares and Preferred Shares ; provided, however, that upon a holder of a Preferred Share receiving, in the aggregate, its Liquidation Preference Cap under this Agreement, such holder shall not be entitled to further consideration under this Agreement with respect to such Preferred Share until the aggregate amount of consideration distributed under this Agreement is equal to the Liquidation Preference Cap Termination Amount for such holder; provided, further, however, that the foregoing proviso shall not apply to a holder of Preferred Shares with respect to whom the Liquidation Preference Cap

Termination Amount is lower than the amount of consideration which results in such holder receiving its Liquidation Preference Cap hereunder.

                  (c) EARNOUT.

                           (i) The "EARNOUT AMOUNTS" shall mean, respectively,
the amounts set forth in ARTICLE IX with respect to any particular measurement period. The Earnout Amounts will not be paid initially, but instead will be earned pursuant to ARTICLE IX herein. Upon such time as any portion of the Earnout Amount is earned in accordance with ARTICLE IX, Parent shall, within five (5) days, deposit such amount with the Exchange Agent, and such earned amount shall thereafter be paid to shareholders of the Company in accordance with SECTIONS 1.6(b)(ii)(1)-(4).

                           (ii) On the date hereof, Parent shall issue the
Earnout Warrants to the Shareholder Representative, on behalf of and as nominee for, the shareholders of the Company. Upon issuance, the Earnout Warrants shall be deposited into escrow with Wilson Sonsini Goodrich & Rosati, Professional Corporation ("WSGR"), until compliance with SECTION 6.16 and the Closing have occurred. At such time, WSGR shall release the Earnout Warrants to the Shareholder Representative to hold, and to distribute to the shareholders of the Company upon the achievement of the specified milestones set forth therein. The Shareholder Representative shall not transfer, distribute or exercise the Earnout Warrants except as provided therein. Notwithstanding anything to the contrary herein, in the event that the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(b) is not obtained prior to the Closing, the Earnout Warrants shall terminate as of the Closing and be of no further force and effect. In accordance with the terms of the Earnout Warrants, in the event delivery of the Earnout Warrants would require the publishing of a prospectus pursuant to Israeli securities laws, all persons who are not Exempt Persons shall, in lieu of receiving its allotted distribution of Earnout Warrants, be entitled to receive cash in the amount of $1.33 for each share of Parent Common Stock subject to Earnout Warrants that would have otherwise been distributed to such person. Parent shall deposit the aggregate amount of such cash with the Exchange Agent at the time the distribution of Earnout Warrants to such persons would have occurred, and the Exchange Agent shall distribute such cash in accordance with SECTION 1.8.

                  (d) OTHER PROVISIONS CONCERNING PAYMENT OF CONSIDERATION. For purposes of determining whether the Liquidation Preference, the Liquidation Preference Cap or the Liquidation Preference Cap Termination Amount of any series of Preferred Shares has been satisfied from the payment of consideration pursuant to this Agreement, any Earnout Warrants received by such holders of Preferred Shares shall be valued at $1.33 per share of Parent Common Stock subject to such Earnout Warrants. If, prior to the Closing, the Company's Articles of Association are amended in a way such that the distribution of the Merger Consideration as contemplated by this SECTION 1.6 and the provisions regarding such distribution under the Articles of Association, as so amended, are no longer consistent, the Company and Parent shall in cooperate in good faith to amend this SECTION 1.6 in order to comply with the Articles of Association, as so amended; provided, however, that in no event shall Parent be obligated to pay aggregate consideration pursuant to this Agreement in excess of the Aggregate Merger Consideration. The Company hereby agrees and acknowledges that upon delivery of the Merger Consideration by Parent to the Exchange Agent at the times and in the amounts provided by this Agreement, Parent shall have satisfied its obligations in full with respect to the payment of such consideration.

                  (e) TREATMENT OF COMPANY OPTIONS AND COMPANY WARRANTS.

                           (i) Parent shall not assume any Company Options or
Company Warrants. The Company shall cause the termination, effective immediately prior to the Effective Time, of all outstanding Company Options and Company Warrants that then remain unexercised so that no Company Options or Company Warrants remain outstanding immediately prior to the Effective Time. Thereafter, the holders of Company Options and Company Warrants shall, as of the Effective Time, cease to have any further right or entitlement to acquire any Company Shares or any shares of capital stock or other securities of Parent or the Surviving Corporation under the terminated Company Options or Company Warrants.

                           (ii) The Company shall cause the termination,
effective immediately prior to the Effective Time, of all Plans.

                           (iii) The Company shall obtain all consents necessary
to cause the termination of all Company Options and Company Warrants as provided under subparagraph (i) above. The Company shall take all other actions necessary or appropriate so that, immediately prior to the Effective Time and as a result of the Merger, (i) no options, warrants or other rights to acquire any Company Shares or any securities, debt or other rights convertible into or exchangeable or exercisable for Company Shares are outstanding, (ii) no person holding Company Shares, Company Options or Company Warrants shall, on and after the Closing, have any right, title or interest in or to the Company or the Surviving Corporation or any securities of the Company or the Surviving Corporation, other than, in the case of the holders of Company Shares, the right to payments in the manner described in this Agreement, and (iii) no person holding Company Shares, Company Options or Company Warrants shall by virtue of any such securities have any right to acquire any securities of Parent other than in the case of holders of Company Shares, the right to receive Earnout Warrants if the conditions to distribution set forth therein shall have been satisfied and such holders otherwise qualify to receive such Earnout Warrants.

                  (f) WITHHOLDING TAXES. Notwithstanding any other provision in this Agreement, Parent, the Company, Sub, and the Exchange Agent (as defined in
SECTION 1.8) shall have the right to deduct and withhold Taxes (as defined in
SECTION 2.9) from any payments to be made hereunder (including with respect to the Earnout Amount) if such withholding is required by law and to request any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, or any similar information, from the shareholders of the Company and any other recipients of payments hereunder. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the shareholders of the Company or other recipient of payments in respect of which such deduction and withholding was made. Without derogating from Parent's representations and warranties set forth in ARTICLE IV hereof, Parent represents and warrants that it is not aware of any requirement under any applicable U.S. law to withhold any Taxes from any payments to be made hereunder.

                  (g) SHAREHOLDER LOANS. In the event that any shareholder of the Company has outstanding loans from the Company as of the Effective Time, the consideration payable to such shareholder pursuant to this SECTION 1.6 shall be reduced by the amount of the outstanding principal plus accrued interest of such shareholder's loans as of the Effective Time. Such loans shall be satisfied as to the amount by which the consideration is reduced pursuant to this SECTION 1.6(g).

                  (h) SHARES OF SUB. Each Ordinary Share of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable Ordinary Share of the Surviving Corporation. Each certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of the Surviving Corporation.

         1.7 INTENTIONALLY OMITTED.

         1.8 SURRENDER OF COMPANY SHARES.

                  (a) EXCHANGE AGENT. Prior to the Effective Time, the Company and Parent shall jointly select a bank or trust company to act as the paying and exchange agent (the "EXCHANGE AGENT") for the Merger to receive the funds to which the shareholders of the Company are or may be entitled to pursuant to this Agreement.

                  (b) PARENT TO PROVIDE CONSIDERATION. Upon the Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this ARTICLE I the cash payable at the Effective Time pursuant to SECTION
1.6 hereof in exchange for outstanding Company Shares. Prior to the payment of any consideration to shareholders of the Company pursuant to this Agreement that becomes payable after the Effective Time, Parent shall make available to the Exchange Agent the cash then payable as set forth in this Agreement.

                  (c) EXCHANGE PROCEDURES. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of Company Shares whose shares were converted into the right to receive the consideration pursuant to SECTION 1.6,
(i) a letter of transmittal in customary form (which shall specify that delivery and surrender shall be effected, and risk of loss and title to the Company Shares shall pass, only upon the surrender of such Company Shares to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify), (ii) a declaration form in which the holder of record states whether the holder is a resident of Israel as defined in the Income Tax Ordinance of Israel [New Version], 1961, as amended (the "ORDINANCE"), and (iii) instructions for use in effecting the surrender of the Company Shares in exchange for the consideration to be paid in the Merger. Upon surrender of the Company Shares for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the surrender of the Company Shares shall be registered at the Company's register of shareholders, and the holders of such Company Shares shall be entitled to receive in exchange therefor the consideration into which their Company Shares were converted at the Effective Time (rounded to the nearest whole cent after aggregating all Company Shares held by such holder), at such time as payment shall be due in accordance with SECTION 1.6. Any consideration which becomes payable after the Effective Time shall be distributed promptly (and in any event within four (4) Business Days) by the Exchange Agent to each holder of Company Shares who has surrendered its Company Shares in accordance with the foregoing after deposit by Parent of such consideration with the Exchange Agent. Until so surrendered, outstanding Company Shares will be deemed from and after the Effective Time, for all corporate and other legal purposes, to evidence only the ownership of the right to receive the consideration in the Merger which such Company Shares shall be entitled to receive.

                  (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No interest shall be payable on any cash deliverable upon the exchange of any Company Shares for cash.

                  (e) TRANSFERS OF OWNERSHIP. If any amounts are to be disbursed pursuant to SECTION 1.6 hereof to a person other than the person or entity whose name is reflected on the Certificate surrendered in exchange therefor, it will be a condition of the issuance or delivery thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the disbursement of cash amounts to a person other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

                  (f) EXCHANGE AGENT TO RETURN CASH CONSIDERATION. At any time following the last day of the sixth (6th) month following the deposit of any amounts with the Exchange Agent, Parent shall be entitled to require the Exchange Agent to deliver to a third party agreeable to the Shareholder Representative (which approval shall not be unreasonably withheld or delayed) all such cash amounts that have been deposited with the Exchange Agent pursuant to SECTION 1.8(b) hereof, and any and all interest thereon or other income or proceeds thereof, not disbursed to the holders of Company Shares pursuant to
SECTION 1.8(c) hereof, and thereafter the holders of Company Shares shall be entitled to look only to Parent (subject to the terms of SECTION 1.8(g) hereof) only as general creditors thereof with respect to any and all amounts that may be payable to such holders of Company Shares pursuant to SECTION 1.6 hereof upon the due surrender of such Company Shares in the manner set forth in SECTION 1.8(c) hereof.

                  (g) NO LIABILITY. Notwithstanding anything to the contrary in this SECTION 1.8, neither the Exchange Agent, the Surviving Corporation, nor any party hereto shall be liable to a holder of Company Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law; provided, that it gives the Shareholder Representative reasonable advance notice of its intent to pay an amount to a public official hereunder so that the Shareholder Representative may assess whether to oppose such payment.

         1.9 NO FURTHER OWNERSHIP RIGHTS IN COMPANY SHARES. The amounts paid in respect of the surrender for exchange of Company Shares in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such Company Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

         1.10 LOST, STOLEN OR DESTROYED COMPANY SHARES. In the event any Company Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to SECTION 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the shareholder who is the owner of such lost, stolen or destroyed certificates to either (i) deliver a bond in such amount as it may reasonably direct or (ii) provide an indemnification agreement in a form and substance acceptable to Parent, against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         1.11 TAKING OF NECESSARY ACTION; FURTHER ACTION. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "DISCLOSURE SCHEDULE") and dated as of the date hereof, on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows (it being agreed and understood that references to the "Company" in this ARTICLE II shall, unless the context otherwise provides, refer to the Company and its subsidiaries, and references to any conduct of the Company's business currently planned by the Company does not include Parent's conduct of the business after Closing if different from such plans of the Company):

         2.1 ORGANIZATION OF THE COMPANY. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to carry on its business as currently conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and, where applicable, in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would be reasonably likely to result in a Company Material Adverse Effect. The Company has delivered a true and correct copy of its Memorandum of Association and Articles of Association, (collectively, the "CHARTER DOCUMENTS") and a complete and correct copy of the equivalent organizational documents of each of its subsidiaries to Parent, each as amended to date. Such Charter Documents and equivalent organizational documents of each of Company's subsidiaries are in full force and effect.

The Company is not in violation of any of the provisions of the Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents. SECTION 2.1 of the Disclosure Schedule lists the directors and officers of the Company as of the date hereof. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name. SECTION 2.1 of the Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has employees or facilities or otherwise carries on business. The Company is not incorporated in the United States, is not organized under the laws of the United States, and does not have its principal offices within the United States. The aggregate total value of all assets located in the United States held by the Company (including any entities it controls) is less than $50 million. The aggregate sales in or into the United States made by the Company (including any entities it controls) was less than $50 million in its most recent fiscal year.

         2.2 COMPANY CAPITAL STRUCTURE.

                  (a) The registered share capital of the Company consists of 7,338,412 Ordinary Shares, NIS 0.01 par value per share, of which 462,235 shares are issued and outstanding, 4,261,388 Preferred Shares, NIS 0.01 par value per share, of which 682,000 shares have been designated Series A Preferred Shares, 679,755 of which are issued and outstanding, 1,117,500 shares have been designated Series B Preferred Shares, 890,781 of which are issued and outstanding, 71,104 shares have been designated Series B-1 Preferred Shares, 15,469 of which are issued and outstanding, 226,563 shares have been designated Series BB Preferred Shares, none of which are issued and outstanding, 14,221 shares have been designated Series BB-1 Preferred Shares, none of which are issued and outstanding, 650,000 shares have been designated Series C Preferred Shares, 648,149 of which are issued and outstanding, 500,000 shares have been designated Series D Preferred Shares, 64,897 of which are issued and outstanding, and 1,000,000 shares have been designated Series E Preferred Shares, 113,207 of which are issued and outstanding. The Company has no class of share capital authorized other than Ordinary Shares and Preferred Shares. Except as set forth in SECTION 2.2(a) of the Disclosure Schedule, no Company Shares were dormant shares and no shares were held in treasury by the Company or by subsidiaries of the Company. As of the date hereof, the capitalization of the Company is as set forth in SECTION 2.2(a) of the Disclosure Schedule. The Company Shares are held by the persons with the domicile addresses and in the amounts and of the type set forth in SECTION 2.2(a) of the Disclosure Schedule. All outstanding Company Shares when issued were duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Charter Documents of the Company, or any agreement to which the Company is or was a party or by which it is or was bound. All outstanding Company Shares, Company Options, Company Warrants and all outstanding shares of capital stock of each subsidiary of the Company have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any shareholder of the Company) (i) in compliance with all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) in material compliance with all applicable requirements set forth in Contracts (as defined in SECTION 2.3). For the purposes of this Agreement, "LEGAL REQUIREMENTS" means any Israeli or U.S. federal or state law, or material local or municipal law, or foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in SECTION 2.5(b)). The Company has not, and will not have, suffered or incurred any liability (contingent or otherwise) or claim, loss, damage, deficiency, cost or expense relating to or arising out of the issuance or repurchase of any Company Shares or options or warrants to purchase Company Shares, or out of any agreements or arrangements relating thereto (including any amendment of the terms of any such agreement or arrangement). There are no declared or accrued but unpaid dividends with respect to any Company Shares. There are no Company Shares that are unvested and subject to forfeiture or the Company's right of repurchase.

                  (b) Except for the Plans, the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any person. The Company has reserved 1,324,624 Ordinary Shares for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plans or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which (i) 928,747 Ordinary Shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options, and (ii) 57,828 Ordinary Shares have been issued upon the exercise of options previously granted and remain outstanding as of the date hereof. Except for (x) the Company Options and Company Warrants set forth in
SECTION 2.2(b) of the Disclosure Schedule, all of which are to be cancelled or exercised at or prior to the Effective Time, and (y) the Preferred Shares, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Shares or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement (other than the Preferred Shares). SECTION 2.2(b) of the Disclosure Schedule sets forth the name and domicile address of each holder of Company Options or Company Warrants, the type of Company Shares underlying such Company Options and Company Warrants, and the exercise price and vesting schedule of such Company Options and Company Warrants. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting shares of the Company. There are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or "drag-along" rights) of any Company Shares. As a result of the Merger, Parent will be the sole record and beneficial holder of all issued and outstanding Company Shares and all rights to acquire or receive any shares of Company Shares, whether or not such shares of Company Shares are outstanding.

                  (c) The allocation of the consideration received in the Merger set forth in SECTION 1.6(b) is consistent with (i) the Charter Documents of the Company as amended as of immediately prior to the Effective Time, (ii) any Contract (as defined in SECTION 2.3) and (iii) any Legal Requirement.

                  (d) The Company's shares are not listed for trading on the Tel Aviv Stock Exchange, or on any other foreign or domestic stock exchange or market, nor has Company applied to list its shares on any such stock exchange or market.

         2.3 SUBSIDIARIES. SECTION 2.3 of the Disclosure Schedule lists each of the Company's subsidiaries as of the date hereof, the jurisdiction of incorporation of each such subsidiary, and the Company's equity interest therein. Except as set forth in SECTION 2.3 of the Disclosure Schedule, neither the Company nor any of its subsidiaries has agreed, is obligated to make, or is bound by any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, benefit plan, obligation, commitment or undertaking of any nature (a "CONTRACT") under which it may become obligated to make any future investment in, or capital contribution to, any other entity. Except as set forth in SECTION 2.3 of the Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any person.

         2.4 AUTHORITY. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and, subject to obtaining the approval of the shareholders of the Company to this Agreement, the Merger and the other transactions contemplated by this Agreement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby other than the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement by the Required Company Shareholder Vote (as hereinafter defined)). Subject to the provisions of Section 320(c) of the Israeli Companies Law, the affirmative vote of a majority of each class of Company Shares present and voting at the Company General Meeting (as defined in SECTION 6.2) at which a quorum is present is a sufficient vote of the holders of any Company Shares necessary to approve the Merger (the "REQUIRED COMPANY SHAREHOLDER VOTE"). The quorum required for the Company General Meeting is two or more shareholders holding collectively at least two-thirds of the issued share capital of the Company (present in person or by proxy). No statutory vote of: (i) any creditor of the Company, (ii) any holder of any Company Option or Company Warrant; or (iii) any shareholder of any of the Company's subsidiaries is necessary in order to approve this Agreement, or to approve or permit the consummation of the Merger and the other transactions contemplated by this Agreement. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief, or other equitable remedies.

         2.5 NO CONFLICT; CONSENTS.

                  (a) The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Charter Documents of the Company or the equivalent organizational documents of any of the Company's subsidiaries, (ii) subject to obtaining the Required Company Shareholder Vote and compliance with the requirements set forth in SECTION 2.5(b), any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, (iii) any Contract, or (iv) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (whether tangible or intangible) or assets. The Company is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect, and the Company is not subject to any material default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Contract subject to any default thereunder. SECTION 2.5(a) of the Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

                  (b) Other than with respect to procedures under the Israeli Companies Law, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not require any consent, waiver, approval, order or authorization or permit of, declaration or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "GOVERNMENTAL ENTITY") with respect to the Company or its subsidiaries, except: (i) for: (A) compliance with applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and state securities laws ("BLUE SKY LAWS"); (B) compliance with the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and under the comparable competition foreign laws that the parties reasonably determine to apply; (C) consent of the Office of the Chief Scientist of the Israeli Ministry of Trade & Industry ("OCS") to the change in ownership of the Company to be effected by the Merger (the "OCS APPROVAL"); and (D) filings with, and approval by, the Investment Center of the Israeli

Ministry of Trade & Industry (the "INVESTMENT CENTER") of the change in ownership of the Company to be effected by the Merger (the "INVESTMENT CENTER APPROVAL"); and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications: (A) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or, after the Effective Time, Parent, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their obligations under this Agreement.

         2.6 COMPANY FINANCIAL STATEMENTS. SECTION 2.6 of the Disclosure Schedule sets forth the Company's (i) audited balance sheet as of December 31, 2003, 2002, 2001 and 2000, and the related consolidated statements of income, cash flow and Shareholders' equity for each of the twelve (12) month periods then ended (the "YEAR-END FINANCIALS"), and (ii) unaudited balance sheet as of September 30, 2004 (the "BALANCE SHEET DATE"), and the related unaudited statement of income, cash flow and Shareholders' equity for the nine months then ended and the nine months ended September 30, 2003 (the "INTERIM FINANCIALS"). The Year-End Financials and the Interim Financials (collectively referred to as the "FINANCIALS") are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that the Interim Financials do not contain notes and other presentation items that may be required by GAAP). The Financials present fairly the Company's financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate. The Company's unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the "CURRENT BALANCE SHEET." As of November 10, 2004, the aggregate cash and cash equivalents of the Company and its subsidiaries was $1,867,332.

         2.7 NO UNDISCLOSED LIABILITIES. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate (i) has not been reflected in the Current Balance Sheet, or (ii) has not arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date.

         2.8 NO CHANGES. Other than as set forth in SECTION 2.8 of the Disclosure Schedule, since the Balance Sheet Date, there has not been, occurred or arisen any:

                  (a) material transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices (it being agreed and understood that for purposes of this subsection a material transaction shall be defined as any transaction involving greater than $5,000 or adversely affecting any Company Intellectual Property);

                  (b) amendments or changes to the Memorandum of Association or Articles of Association of the Company;

                  (c) capital expenditure or commitment by the Company exceeding $30,000 individually or $150,000 in the aggregate;

                  (d) employment dispute, including but not limited to, claims or matters raised by any individuals or any workers' representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company;

                  (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

                  (f) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                  (g) revaluation by the Company of any of its assets (whether tangible or intangible), including without limitation, writing down the value of inventory or writing off notes or accounts receivable;

                  (h) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Shares, or any split, combination or reclassification in respect of any shares of Company Shares, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Shares, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any Company Shares (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except in accordance with the agreements evidencing Company Options or Company Warrants;

                  (i) increase in the salary or other compensation payable or to become payable by the Company to any of its respective officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except as required by law or by contracts in existence as of the Balance Sheet Date;

                  (j) sale, lease or other disposition of any of the assets (whether tangible or intangible) or properties of the Company, including, but not limited to, the sale of any accounts receivable of the Company, or any creation of any security interest in such assets or properties, other than standard end-user agreements;

                  (k) loan by the Company to any person or entity, or purchase by the Company or of any debt securities of any person or entity;

                  (l) incurring by the Company of any indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practices;

                  (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company, in an amount in excess of $30,000;

                  (n) commencement or settlement of any lawsuit by the Company, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

                  (o) notice of any claim or potential claim of ownership, interest or right by any person other than the Company of the Company Intellectual Property (as defined in SECTION 2.11(d) hereof) owned by or developed or created by the Company or of infringement by the Company of any other person's Intellectual Property (as defined in SECTION 2.11(d) hereof);

                  (p) issuance or sale, or contract or agreement to issue or sell, by the Company of any Company Shares or securities convertible into, or exercisable or exchangeable for, Company Shares, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Shares upon the exercise of options issued under the Plans;

                  (q) other than standard end-user agreements, (i) sale or license of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the Intellectual Property of any person or entity, or (ii) purchase or license of any Intellectual Property or execution, modification or amendment of any agreement with respect to the Intellectual Property of any person or entity, (iii) agreement or modification or amendment of an existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

                  (r) event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect;

                  (s) lease, license, sublease or other occupancy of any Leased Real Property by the Company, other than in the ordinary course of business; or

                  (t) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (s) of this SECTION 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

        2.9 TAX MATTERS.

                  (a) DEFINITION OF TAXES. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all domestic and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including but not limited to health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this SECTION 2.9(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under United States Treas. Reg. Section 1.1502-6 or any comparable provision of domestic or foreign law or any arrangement for group Tax relief within a jurisdiction or similar arrangement), and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this SECTION 2.9(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligation under any agreement or arrangement with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) TAX RETURNS AND AUDITS.

                           (i) The Company has (a) prepared and timely filed all
required domestic and foreign returns, estimates, information statements and reports ("RETURNS") relating to any and all Taxes concerning or attributable to the Company or its operations, or has lawfully obtained extensions for such filings, and such Returns are or will be true and correct and have been or will be completed in accordance with applicable law and (b) timely paid all Taxes it is required to pay.

                           (ii) The Company has paid or withheld with respect to
its Employees and other third parties, all domestic and foreign income taxes and social security charges and similar fees, and other Taxes required to be paid or withheld, and has timely paid such Taxes withheld over to the appropriate authorities (including for all purposes under this Agreement the Investment Center with respect to the Company's status as an "Approved Enterprise" under Israel's Law for the Encouragement of Capital Investment, 1959).

                           (iii) The Company has not been delinquent in the
payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                           (iv) No audit or other examination of any Return of
the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination. No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any Tax authority to the Company or any representative thereof.

                           (v) As of the date of the Current Balance Sheet, the
Company had no liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

                           (vi) The Company has made available to Parent or its
legal counsel, copies of all Returns for the Company filed for all periods since its inception.

                           (vii) There are (and as a result of the Merger there
will be) no Liens on the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable. The Company has no Knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

                           (viii) The Company has (a) never been a member of an
affiliated group (within the meaning of Code Section 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) never been a party to any Tax sharing, indemnification, allocation or similar agreement, (c) no liability for the Taxes of any person (other than Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of domestic or foreign law or any arrangement for group Tax relief within a jurisdiction or similar arrangement), as a transferee or successor, by contract or agreement, or otherwise and (d) never been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

                           (ix) The Company has not been, at any time, a "United
States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                           (x) The Company has not constituted either a
"distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

                           (xi) The Company has not engaged in a transaction
that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in Treas. Reg. Section 1.6011-4(b)(2).

                           (xii) The Company qualifies as an Industrial Company
according to the meaning of that term in the Law for the Encouragement of Industry (Taxes), 1969. The consummation of the Merger will not have any adverse effect on such qualification as an Industrial Company.

                           (xiii) The Company and each of its subsidiaries are
in compliance in all material respects with all terms and conditions of any Tax exemptions, Tax holiday or other Tax reduction agreement, approval or order of any government and, subject to receipt of the Investment

Center Approvals and the other Approvals required herein, the consummation of the Merger will not have any adverse effect on the validity and effectiveness of any such Tax exemptions, Tax holiday or other Tax reduction agreement or order.

                           (xiv) The Disclosure Schedule lists each material tax
incentive granted to or enjoyed by the Company and its subsidiaries under the laws of the State of Israel, the period for which such tax incentive applies, and the nature of such tax incentive. The Company and its subsidiaries have complied with all material requirements of Israeli law to be entitled to claim all such incentives. Subject to receipt of the Investment Center Approval, consummation of the Merger will not adversely affect the continued qualification for the incentives or the terms or duration thereof or require any recapture of any previously claimed incentive, and no consent or approval of any Governmental Entity is required, other than as set forth on SECTION 2.9(b)(xiv) of the Disclosure Schedule, prior to the consummation of the Merger in order to preserve the entitlement of the Surviving Corporation or its subsidiaries to any such incentive.

                           (xv) The Company will not be required to include any
income or gain or exclude any deduction or loss from Taxable income as a result of (a) any change in method of accounting under Section 481(c) of the Code, (b) closing agreement under Section 7121 of the Code, (3) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or in the case of each of (a), (b), and (c), under any similar provision of applicable law), (d) installment sale or open transaction disposition or (e) prepaid amount.

                           (xvi) The Company is and has at all times been
resident for Tax purposes in its place of incorporation or formation and is not and has not at any time been treated as resident in any other jurisdiction for any Tax purpose (including any Tax treaty or other arrangement for the avoidance of double taxation). The Company is not subject to Tax in any jurisdiction other than its place of incorporation or formation by virtue of having a permanent establishment or other place of business or by virtue of having a source of income in that jurisdiction, except for income earned from services for which any income tax is satisfied through withholding. The Company is not liable for any Tax as the agent of any other person or business and does not constitute a permanent establishment or other place of business of any other person, business or enterprise for any Tax purpose.

                           (xvii) SECTION 2.9(xvii) of the Disclosure Schedule
sets forth the following information with respect to the Company: (a) the basis of the Company in its assets; (b) the amount of any net operating loss, net capital loss, unused investment Tax credit or other Tax credit and the amount of any limitation upon any of the foregoing; and (c) the amount of any deferred gain or loss allocable to the Company arising out of any deferred intercompany transaction as defined in Treas. Reg. Section 1.1502-13 or any similar provision of applicable law.

                           (xviii) There has been no indication from any Tax
authority that the consummation of the Merger would adversely affect the Surviving Corporation's ability to set off for tax purposes in the future any and all losses accumulated by Company as of the Closing Date.

                  (c) EXECUTIVE COMPENSATION TAX. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any Employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

         2.10 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, except as set forth in SECTION 2.10 of the Disclosure Schedule, the Company has not entered into any agreement under which the Company is restricted from selling, licensing, manufacturing or otherwise distributing any of its technology or products or from providing services to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market.

         2.11 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

                  (a) The Company does not own any real property, nor has the Company ever owned any real property. SECTION 2.11 of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company for the operation of its business (the "Leased Real Property"), the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto (the "Lease Agreements") and, with respect to any current lease, license, sublease or other occupancy right the aggregate annual rental payable thereunder. All such Lease Agreements are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default, no rentals are past due, or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company has not received any notice of a default, alleged failure to perform, or any offset or counterclaim with respect to any such Lease Agreement, which has not been fully remedied and withdrawn. The Closing will not affect the enforceability against any person of any such Lease Agreement or the rights of the Company to the continued use and possession of the Leased Real Property for the conduct of business as presently conducted.

                  (b) The Leased Real Property is in good operating condition and repair, free from structural, physical and mechanical defects and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted. The operation of the Company on the Leased Real Property does not violate in any material respect any applicable building code, zoning requirement or statute relating to such property or operations thereon, and any such non-violation is not dependent on so-called non-conforming use exceptions.

                  (c) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except
(i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such immaterial imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

                  (d) SECTION 2.11(d) of the Disclosure Schedule lists all material items of equipment (the "EQUIPMENT") owned or leased by the Company, and such Equipment is (i) adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

         2.12 INTELLECTUAL PROPERTY.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:


                           "INTELLECTUAL PROPERTY" shall mean any or all of the
following (i) works of authorship including, without limitation, computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, databases, and data, (ii) inventions (whether or not patentable), discoveries, improvements, and technology, (iii) proprietary and confidential information, trade secrets and know how, (iv) databases, data compilations and collections and technical data, (v) logos, trade names, trade dress, trademarks and service marks, (vi) domain names, web addresses and sites, (vii) tools, methods and processes, and (viii) any and all instantiations of the foregoing in any form and embodied in any media.

                           "INTELLECTUAL PROPERTY RIGHTS" shall mean worldwide
common law and statutory rights in (i) all patents and patent applications, (ii) copyrights, copyright registrations and copyright applications, "moral" rights and mask work rights, (iii) the protection of trade and industrial secrets and confidential information, (iv) other proprietary rights relating to intangible intellectual property, (v) trademarks, trade names and service marks, (vi) analogous rights to those set forth above, and (vii) divisions, continuations, renewals, reissuances and extensions of the foregoing (as applicable).

                           "IP AGREEMENTS" means all contracts, licenses, and
agreements to which the Company is a party with respect to any Intellectual Property or Intellectual Property Rights.

                           "COMPANY INTELLECTUAL PROPERTY" shall mean any and
all Intellectual Property and Intellectual Property Rights that are owned by or exclusively licensed to the Company. All material Company Intellectual Property is identified in SECTION 2.12 of the Disclosure Schedule.

                           "REGISTERED INTELLECTUAL PROPERTY" shall mean
Intellectual Property and Intellectual Property Rights that have been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any state, government or other public or quasi-public legal authority.

                  (b) SECTION 2.12(b) of the Disclosure Schedule (i) lists all Registered Intellectual Property owned by, or filed in the name of, the Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY") and (ii) lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property or Company Intellectual Property.

                  (c) Each item of Company Registered Intellectual Property is valid and subsisting (except for items subject to applications for Company Registered Intellectual Property), and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

                  (d) Except as set forth in SECTION 2.12(d) of the Disclosure Schedule, all Company Intellectual Property will be fully transferable and licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

                  (e) To the extent that any Intellectual Property has been developed or created independently or jointly by any person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written agreement with such person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property therein and associated Intellectual Property Rights by operation of law or by the terms of such written agreements.

                  (f) The Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Rights that is or was Company Intellectual Property, to any other person or (ii) permitted the Company's rights in such Company Intellectual Property to enter into the public domain.

                  (g) Except as set forth on SECTION 2.12(g) of the Disclosure Schedule, the Company Intellectual Property constitutes all of the Intellectual Property and Intellectual Property Rights used in, necessary to or otherwise would be infringed by the conduct of the business of the Company as it currently is conducted or planned to be conducted, including, without limitation, the design, development, marketing, manufacture, use, import and sale of any product, technology or service (including products, technology or services currently under development).

                  (h) SECTION 2.12(h) of the Disclosure Schedule lists all IP Agreements which are in effect as of the Closing Date.

                  (i) No third party that has licensed Intellectual Property or Intellectual Property Rights to the Company has ownership rights or license rights to improvements or derivative works made by the Company in such licensed Intellectual Property.

                  (j) There are no contracts, licenses or agreements between the Company and any other person with respect to Company Intellectual Property or other Intellectual Property used in and/or necessary to the conduct of the business as it is currently conducted or planned to be conducted under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

                  (k) SECTION 2.12(k) of the Disclosure Schedule lists all items of the Company Intellectual Property as of the date hereof which were developed with (x) funding, facilities or resources provided by or are subject to restriction, constraint, control, supervision, or limitation imposed by the OCS or any other Governmental Entity or quasi-Governmental Entity, or (y) funding, facilities or resources provided by or are subject to restriction, constraint, control, supervision, or limitation imposed a university, college, educational institution, research center, foundation or similar institution (collectively, an "INSTITUTION"). Except as set forth in SECTION 2.12(k) of the Disclosure Schedule, (i) all Company Intellectual Property is freely transferable, conveyable, and/or assignable by the Company and/or Parent or the Surviving Corporation to any entity located in any jurisdiction in the world without any restriction, constraint, control, supervision, or limitation whatsoever that could be imposed by the OCS or any other Governmental Entity or quasi-Governmental Entity or any Institution in accordance with currently applicable laws and restrictions, (ii) no restriction, constraint, control, supervision, or limitation whatsoever has been or may be (under currently applicable laws and restrictions), imposed by the OCS or any other Governmental Entity or quasi-Governmental Entity or Institution on the place, method and scope of exploitation of any Company Intellectual Property (including the operation of the business of the Company as it is currently conducted, including, without limitation, the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of any products, technologies or services of the Company or any of its subsidiaries and any products, technology or services currently under development by the Company or any of its subsidiaries), (iii) no Governmental Entity or quasi-Governmental Entity or Institution has any claim or right in or to any Company Intellectual Property, and (iv) no current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for any Governmental Entity or quasi-Governmental Entity or Institution, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

                  (l) The operation of the business of the Company as it is currently conducted, or is contemplated to be conducted, by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, distribution, manufacture and sale of any product, technology or service (including products, technology or services currently under development) of the Company has not infringed or misappropriated, does not infringe or misappropriate, and will not infringe or misappropriate when conducted by Parent and/or Surviving Corporation following the Closing in the same manner currently planned to be conducted by the Company, any Intellectual Property Rights of any person, violate any right of any person (including any right to privacy or publicity), or constitute obscenity, defamation, or unfair competition or trade practices under the laws of any jurisdiction. It is agreed and understood that for purposes of determining whether the foregoing representation in this SECTION 2.12(l) shall have been breached, with respect to any claims brought by an Indemnified Party after the twelfth (12th) month anniversary of the Closing Date, the foregoing representation and warranty set forth in this SECTION 2.12(l) shall only be made to the Knowledge of the Company.

                  (m) Except as set forth in SECTION 2.12(m) of the Disclosure Schedule, the Company has not received notice from any person claiming that such operation or any act, any product, technology or service (including products, technology or services currently under development) or Intellectual Property of the Company infringes or misappropriates any Intellectual Property Rights of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

                  (n) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) Parent or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to, any of them, (ii) Parent or the Surviving Corporation, being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent or the Surviving Corporation being obligated to pay any royalties or other material amounts to any third party in excess of those payable by the Company in the absence of this Agreement or the transactions contemplated hereby.

                  (o) To the Knowledge of the Company, no person or entity has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

                  (p) The Company has taken all reasonable steps in accordance with normal industry practices to protect the Company's rights in confidential information and trade secrets of the Company or provided by any other person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms (in the forms set forth in EXHIBIT B), except as set forth on SECTION 2.12(p) of the Disclosure Schedule, and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company's standard form.

                  (q) No Company Intellectual Property (including all Registered Intellectual Property Rights), product, technology, or service offered or owned by the Company is subject to any (i) proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property, Intellectual Property Rights, product, technology or service, or (ii) Lien.

                  (r) The Company has complied with all applicable laws and its internal privacy policies relating to (a) the privacy of users of its products, services, and Web sites and (b) the collection, storage, and transfer of any personally identifiable information collected by or on behalf of the Company.

                  (s) Except as set forth on SECTION 2.12(s) of the Disclosure Schedule, neither the Company nor (to the Knowledge of the Company) any person or entity acting on the Company's behalf has disclosed, delivered or licensed to any person or entity, agreed to disclose, deliver or license to any person or entity, or permitted the disclosure or delivery to any escrow agent or other person or entity of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of the Company of any Company Source Code. "COMPANY SOURCE CODE" means any software source code or related proprietary or confidential information or algorithms of any Company Intellectual Property.

                  (t) SECTION 2.12(t) of the Disclosure Schedule lists all software or other material that is distributed as "freeware," "free software," "open source software" or under a similar licensing or distribution model (including but not limited to the GNU General Public License) that the Company uses or licenses, and identifies that which is incorporated into, combined with, or distributed in conjunction with any Company products or services ("INCORPORATED OPEN SOURCE SOFTWARE"). The Company's use and/or distribution of each component of Incorporated Open Source Software complies with all material provisions of the applicable license agreement, and in no case does such use or distribution give rise under such license agreement to any rights in any third parties under any Company Intellectual Property or obligations for the Company with respect to any Company Intellectual Property, including without limitation any obligation to disclose or distribute any such Intellectual Property in source code form, to license any such Intellectual Property for the purpose of making derivative works, or to distribute any such Intellectual Property without charge.

         2.13 AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in
SECTION 2.13 of the Disclosure Schedule (specifying the appropriate paragraph), the Company is not a party to, nor is it bound by any of the following (each, a "MATERIAL CONTRACT"):

                  (a) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson, or consulting or sales agreement, contract, or commitment with a firm or other organization;

                  (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (c) any fidelity or surety bond or completion bond;

                  (d) any lease of personal property having a value in excess of $30,000 individually or $150,000 in the aggregate;

                  (e) any agreement of indemnification or guaranty;

                  (f) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $30,000 individually or $150,000 in the aggregate;

                  (g) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                  (h) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                  (i) any purchase order or contract for the purchase of materials involving in excess of $30,000 individually or $150,000 in the aggregate;

                  (j) any agreement containing covenants or other obligations granting any person exclusive rights, "most favored nations" or similar terms;

                  (k) any dealer, distribution, joint marketing or development agreement;

                  (l) any sales representative, original equipment manufacturer, manufacturing, value added, remarketer, reseller, or independent software vendor, or other agreement for use or distribution of the products, technology or services of the Company;

                  (m) any IP Agreements; or

                  (n) any other agreement, contract or commitment that involves payment to or by the Company of $30,000 individually or $150,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

         2.14 INTERESTED PARTY TRANSACTIONS. Except as set forth in SECTION 2.14 of the Disclosure Schedule, no officer, director or shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Material Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this SECTION 2.14. No shareholder has any loans outstanding from the Company.

         2.15 GOVERNMENTAL AUTHORIZATION. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest

(collectively, "COMPANY AUTHORIZATIONS") has been issued or granted to the Company, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

         2.16 LITIGATION. Except as set forth in SECTION 2.16 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors in their capacity as such, by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

         2.17 MINUTE BOOKS. The minutes of the Company and each of its subsidiaries made available to counsel for Parent contain materially complete and accurate records of all material actions taken, and summaries of all meetings held, by the shareholders, the Board of Directors of the Company and each of its subsidiaries (and any committees thereof) since the time of incorporation of the Company and each of its subsidiaries, as the case may be.

         2.18 ENVIRONMENTAL MATTERS. To the Knowledge of the Company, the Company has complied with all applicable laws, statutes, ordinances, rules, regulations, codes, orders, decrees or injunctions enacted for the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater and soils) against contamination with hazardous substances or wastes ("ENVIRONMENTAL LAWS") except, in any such case, as is not reasonably likely to result in a Company Material Adverse Effect. There is no environmental suit, action, claim or proceeding pending, or to the Knowledge of the Company, threatened, naming the Company as party thereto, except as is not reasonably likely to result in a Company Material Adverse Effect. Notwithstanding any other representations and warranties in this ARTICLE II, the representations and warranties contained in this SECTION 2.18 constitute the sole representations and warranties of the Company with respect to any Environmental Law or environmental liabilities, costs or obligations of any nature.

         2.19 BROKERS' AND FINDERS' FEES; THIRD PARTY EXPENSES. Except as set forth in SECTION 2.19 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. SECTION 2.19 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

         2.20 EMPLOYEE BENEFIT PLANS AND COMPENSATION.

                  (a) DEFINITIONS. For all purposes of this Agreement, the following terms shall have the following respective meanings:


                           "COMPANY EMPLOYEE PLAN" shall mean any plan, program,
policy, practice, contract, agreement (other than Employee Agreements) or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any liability or obligation, including any International Employee Plan.

                           "COBRA" shall mean the Consolidated Omnibus Budget
Reconciliation Act of 1985, as amended.

                           "DOL" shall mean the United States Department of
Labor.

                           "EMPLOYEE" shall mean any current or former employee,
consultant or director of the Company or any ERISA Affiliate.


                           "EMPLOYEE AGREEMENT" shall mean each management,
employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract (including, without limitation, any offer letter or any agreement providing for acceleration of Company Options, or any other agreement providing for compensation or benefits) between the Company or any ERISA Affiliate and any Employee.

                           "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

                           "ERISA AFFILIATE" shall mean any other person or
entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

                           "FMLA" shall mean the Family Medical Leave Act of
1993, as amended.

                           "HIPAA" shall mean the Health Insurance Portability
and Accountability Act of 1996, as amended.

                           "INTERNATIONAL EMPLOYEE PLAN" shall mean each Company
Employee Plan or Employee Agreement that has been adopted or maintained by the Company or any ERISA Affiliate, whether formally or informally or with respect to which the Company or any ERISA Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States. For the avoidance of doubt, this shall include, in Israel, manager's insurance or other provident or pension funds which are not government-mandated but were set up to provide for Company's legal obligation to pay statutory severance pay (Pitzuay Piturim) under the Severance Pay Law 5723-1963.

                           "IRS" shall mean the United States Internal Revenue
Service.

                           "MULTIEMPLOYER PLAN" shall mean any Pension Plan (as
defined below) which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                           "PENSION PLAN" shall mean each Company Employee Plan
that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                  (b) SCHEDULE. SECTION 2.20(b)(1) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. SECTION 2.20(b)(2) of the Disclosure Schedule sets forth a table setting forth the name and current salary of each employee of the Company.

                  (c) DOCUMENTS. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which have not been adopted and likely would result in any material liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices (or such forms and notices as required under comparable law), (ix) all discrimination tests for each Company Employee Plan for the three (3) most recent plan years, (x) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan, (xi) any licenses or permits held by Company which enable it to employ foreign employees or employees from "territories" currently administered by Israel, and (xii) the most recent actuarial valuations, if any, prepared for each Company Employee Plan.

                  (d) EMPLOYEE PLAN COMPLIANCE. The Company has performed, in all material respects, all obligations required to be performed by them under each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in compliance with its terms and in material compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) since January 1, 2000 as to its qualified status under the Code and there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any ERISA Affiliate (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company or any ERISA Affiliates, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

                  (e) NO PENSION PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plans subject to Title IV of ERISA. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in
Section 413 of the Code.

                  (f) NO SELF-INSURED PLANS. Neither the Company nor any ERISA Affiliate has ever maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including, without limitation, any such plan pursuant to which a stop-loss policy or contract applies).

                  (g) NO POST-EMPLOYMENT OBLIGATIONS. No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

                  (h) COBRA; FMLA; HIPAA. The Company and each ERISA Affiliate has complied in all material respects with COBRA, FMLA, HIPAA, and any similar provisions of state law applicable to their Employees. To the Knowledge of the Company, neither the Company nor any ERISA Affiliate has unsatisfied obligations to any Employees of qualified beneficiaries pursuant to COBRA, HIPAA or any state law governing health care coverage or extension.

                  (i) EFFECT OF TRANSACTION. Except as set forth in SECTION 2.20(i) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                  (j) SECTION 280G. No payment or benefit which has been, will be or may be made by the Company or any ERISA Affiliates with respect to any Employee will, or could reasonably be expected to, be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the Code.

                  (k) EMPLOYMENT MATTERS. The Company is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to
Employees: (i) has withheld and reported by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees,
(ii) is not liable in any material respect for any arrears of wages, severance pay or any taxes or any penalty for failure to comply with any of the foregoing, and (iii) except as set forth in SECTION 2.20(k) of the Disclosure Schedule, is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to the Company's Knowledge, threatened or reasonably anticipated claims or actions against Company or any Company trustee under any worker's compensation policy. Except as set forth in SECTION 2.20(k) of the Disclosure Schedule, the services provided by each of the Company's and its ERISA Affiliates' Employees is terminable at the will of the Company and its ERISA Affiliates and any such termination would result in no liability to the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has direct or indirect material liability with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer.

                  (l) LABOR. No work stoppage or labor strike against the Company is pending, or to the Knowledge of the Company, threatened, or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or formal grievances pending or threatened or reasonably anticipated relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

                  (m) NO INTERFERENCE OR CONFLICT. To the Knowledge of the Company, no Shareholder, director, officer, Employee or consultant of the Company is obligated under any contract or agreement, subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, Employees or consultants in connection with the carrying on of the Company's business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, Employees, or consultants is now bound.

                  (n) INTERNATIONAL EMPLOYEE PLAN. No International Employee Plan has unfunded liabilities that are not offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its ERISA Affiliates (other than ordinary administration expenses or routine claims for benefits).

                  (o) ISRAELI EMPLOYEES. Solely with respect to Employees who reside or work in Israel ("ISRAELI EMPLOYEES"), except as set forth in SECTION 2.20(o) of the Disclosure Schedule: (i) the Company is not a party to any collective bargaining contract, collective labor agreement or other contract or arrangement with a labor union, trade union or other organization or body involving any of its Israeli Employees, or is otherwise required (under any legal requirement, under any contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by law to be provided pursuant to rules and regulation of the Histadrut (General Federation of Labor), the Coordinating Bureau of Economic Organization and the Industrialists' Association. The Company has not recognized or received a demand for recognition from any collective bargaining representative with respect to any of its Israeli Employees. The Company does not have and is not subject to, and no Israeli Employee of the Company benefits from, any extension order (tzavei harchava) or any contract or arrangement with respect to employment or termination thereof; (ii) all of the Israeli Employees are "at will" employees subject to the termination notice provisions included in employment agreements or applicable law; (iii) there is no Contract between the Company and any of its Israeli Employees or directors that cannot be terminated by the Company upon less than three months notice without giving rise to a claim for damages or compensation (except for statutory severance pay); (iv) the Company's obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law (5723-1963) are fully funded or accrued on the Financials and the Company does not use the provisions of Section 14 of the Severance Pay Law with respect to such statutory severance pay; (v) except as set forth in SECTION 2.20(o) of the Disclosure Schedule, the Company has no Knowledge of any circumstance that could give rise to any valid claim by a current or former Israeli Employee for compensation on termination of employment (beyond the statutory or contractual severance pay to which employees are entitled, which contractual severance pay is listed elsewhere on the Disclosure Schedules); (vi) all amounts that the Company is legally or contractually required either (x) to deduct from its Israeli Employees' salaries or to transfer to such Israeli Employees' pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees' salaries and benefits and to pay to any Governmental Entity as required by the Ordinance and National Insurance Law or otherwise have, in each case, been duly deducted, transferred, withheld and paid, and the Company does not have any outstanding obligation to make any such deduction, transfer, withholding or payment; and (vii) the Company is in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and other compensation matters and terms and conditions of employment related to its Israeli Employees, including but not limited to The Prior Notice to the Employee Law 2002, The Notice to Employee (Terms of Employment) Law 2002, the Prevention of Sexual Harassment Law (5758-1998), and The Employment by Human Resource Contractors Law 1996. All obligations of the Company with respect to statutorily required severance payments to Israeli Employees have been fully satisfied or have been fully funded by contributions to appropriate insurance funds pursuant to the Severance Pay Law (5723-1963). Other than as set forth in SECTION 2.20(o) of the Disclosure Schedule: (i) as of the date hereof, the Company has not engaged any Israeli employees whose employment would require special licenses or permits, and (ii) there are no unwritten Company policies or customs which, by extension, could entitle Israeli Employees to benefits in addition to what they are entitled by law (including, by way of example but without limitation, unwritten customs concerning the payment of statutory severance pay when it is not legally required). The Company has not engaged any consultants, sub-contractors or freelancers who, according to Israeli law, would be entitled to the rights of an employee vis a vis the Company, including rights to severance pay, vacation, recuperation pay (dmei havaraa) and other employee related statutory benefits. For purposes of this Agreement, the term "Israeli Employee" shall be construed to include, without limitation, consultants, sales agents and other independent contractors who spend (or spent) a majority of their working time in Israel on the business of the Company or a subsidiary (each of whom shall be so identified in Section 2.20(o) of the Disclosure Schedule. In addition, the Company has provided to Parent: (i) a correct and complete summary of the calculations concerning the components of the Israeli Employees' salaries, including any components which are not included in the basis for calculation of amounts set aside for purposes of statutory severance pay and pension; (ii) any and all agreements with human resource contractors, or with consultants, sub-contractors or freelancers; (iii) a summary of its policies, procedures and customs regarding termination of Israeli Employees; and
(iv) a summary of any dues it pays to the Histadrut Labor Organization and whether the Company participates in the expenses of any worker's committee (Va'ad Ovdim).

         2.21 INSURANCE. SECTION 2.21 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies and bonds (or other policies and bonds providing substantially similar coverage) have been in effect since the Company's incorporation and remain in full force and effect. The Company does not have Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

         2.22 COMPLIANCE WITH LAWS. The Company has complied in all material respects with, is not in violation in any material respects of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

         2.23 WARRANTIES; INDEMNITIES. Except for the warranties and indemnities contained in those contracts and agreements set forth in SECTION 2.23 of the Disclosure Schedule and warranties implied by law, the Company has not given any warranties or indemnities relating to products or technology sold or services rendered by the Company.

         2.24 COMPLETE COPIES OF MATERIALS. The Company has delivered or made available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

         2.25 INAPPLICABILITY OF CERTAIN STATUTES. Other than the Israeli Companies Law and other than competition statutes, the Company is not subject to any business combination, control share acquisition, fair price or similar statute that applies to the Merger or any other transaction contemplated by this Agreement.

         2.26 GRANTS, INCENTIVES AND SUBSIDIES. SECTION 2.26 of the Disclosure Schedule provides a complete list, as of the date hereof, of all pending and outstanding grants, incentives, exemptions and subsidies (collectively, "GRANTS") from the Government of the State of Israel or any agency thereof, or from any foreign governmental or administrative agency, granted to the Company, including, without limitation, grant of Approved Enterprise Status from the Investment Center and grants from OCS. The Company has made available to the Parent, prior to the date hereof, correct copies of all documents evidencing Grants submitted by the Company and of all letters of approval, certificates of completion, and supplements and amendments thereto, granted to the Company, and all material correspondence related thereto. SECTION 2.26 of the Disclosure Schedule lists, as of the date hereof: (a) all material undertakings of the Company given in connection with the Grants; (b) the aggregate amount of each Grant; (c) the aggregate monetary outstanding obligations of the Company under each Grant with respect to royalties; (d) the outstanding amounts to be paid by OCS to the Company and (e) the composition of such obligations or amount by the product or product family to which it relates. The Company is in compliance, in all material respects, with the terms and conditions of all Grants and, except as disclosed in SECTION 2.26 of the Disclosure Schedule, has duly fulfilled, in all material respects, all the undertakings required thereby. The Company is not aware of any event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any of the Grants.

         2.27 ENCRYPTION AND OTHER RESTRICTED TECHNOLOGY. The Company's business as currently conducted does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export is restricted under Israeli law, and the Company's business as currently conducted does not require the Company to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to
Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended, or other legislation regulating the development, commercialization or export of technology.

         2.28 INFORMATION STATEMENTS. The information furnished on or in any document mailed, delivered or otherwise furnished to shareholders of the Company by the Company in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made not misleading.

         2.29 REPRESENTATIONS COMPLETE. The representations or warranties made by the Company (as modified by the Disclosure Schedule) in this Agreement, and the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement, when taken as a whole, do not contain, or will not contain at the Effective Time, any untrue statement of a material fact, or omit or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                  ARTICLE III

                              INTENTIONALLY OMITTED

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

         Each of Parent and Sub hereby represents and warrants to the Company that on the date hereof and as of the Effective Time, as though made at the Effective Time, as follows:

         4.1 ORGANIZATION, STANDING AND POWER. Each of Parent and Sub is a corporation duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to own its properties and to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and, where applicable, is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified or licensed would have a material adverse effect on the business, assets (whether tangible or intangible), financial condition, operations or capitalization of Parent, taken as a whole (a "PARENT MATERIAL ADVERSE EFFECT"); provided, however, that any change, event or effect (a) relating to the industry in which Parent operates as a whole and which does not affect Parent disproportionately in any material respect, (b) resulting from a change generally affecting the United States or world economy or capital markets and which does not affect Parent disproportionately in any material respect, (c) shareholder class action litigation brought by a stockholder or stockholders of Parent arising from allegations of a breach of fiduciary duty by Parent's Board of Directors relating to this Agreement, or (d) a change in the price per share of Parent Common Stock or a change in the trading volume of Parent Common Stock, shall not be deemed to constitute a Parent Material Adverse Effect.

         4.2 AUTHORITY. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

         4.3 CONSENTS. Other than with respect to procedures under the Israeli Companies Law, the execution and delivery by Parent or Sub of this Agreement and any Related Agreements to which Parent or Sub is a party and the consummation of the transactions contemplated hereby and thereby, will not require any consent, waiver, approval, order or authorization or permit of, or registration, declaration or filing with, or notification to any Governmental Entity, except
(i) for (A) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (B) compliance with the pre-merger notification requirements of the HSR Act and under the comparable competition foreign laws that the parties reasonably determine to apply; (C) the OCS Approval; and (D) obtaining the Investment Center Approval; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications:
(A) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or (B) would not prevent or materially delay consummation of the Merger or otherwise prevent the parties hereto from performing their respective obligations under this Agreement.

         4.4 CAPITAL RESOURCES. Parent has sufficient capital resources to pay the Component One Consideration at Closing, and has no current reason to believe it will not have sufficient capital resources to pay additional consideration hereunder when due and payable.

         4.5 BROKER'S AND FINDERS' FEES. Except as set forth on SCHEDULE 4.5, neither Parent nor Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         4.6 NO CONFLICTS. The execution and delivery of this Agreement and any Related Agreement to which Parent or Sub is a party do not, and the consummation of the transactions contemplated hereby will not, Conflict with, or result in any Conflict with (i) any provision of the certificate of incorporation or bylaws, or equivalent organizational document, of Parent or Sub, as amended, respectively, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise or license to which Parent or any of its respective properties or assets are subject and which has been listed as an exhibit to Parent's Annual Report on Form 10-K for the year ended December 31, 2003 ("PARENT 10-K") and such other filings under the Securities Act and Exchange Act which are made subsequent to the Parent 10-K and prior to the date hereof, or (iii) any material judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or assets.

         4.7 SEC REPORTS; FINANCIAL STATEMENTS.

                  (a) Parent has made available to the Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed or submitted by Parent with the Securities and Exchange Commission (the "SEC") since December 31, 2002 (the "PARENT SEC REPORTS") and prior to the date of this Agreement, which are all the forms, reports and documents required to be filed by Parent with the SEC since such time. The Parent SEC Reports: (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder; and (ii) did not at the time of filing thereof (or if any Parent SEC Report filed prior to the date of this Agreement was amended or superseded by a filing prior to the date of this Agreement then on the date of filing of such amendment or superseded filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file or submit any reports or other documents with the SEC. Since the date of filing of the last Parent SEC Report, there has been no event, condition or circumstance that has caused or that is reasonably likely to cause, a Parent Material Adverse Effect.

                  (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports are true and correct in all material respects and have been prepared in accordance with GAAP consistently applied on a consistent basis throughout the periods indicated and consistent with each other (except that any interim period financial statements do not contain notes and other presentation items that may be required by GAAP). Such financial statements present fairly Parent's financial condition, operating results and cash flows as of the dates and during the periods indicated therein, subject in the case of any interim financial statements to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate; provided, however, that to the extent a Parent

SEC Report shall have been amended or superseded, the foregoing representation shall only apply to such amended or superseding Parent SEC Report.

         4.8 INTERIM OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         4.9 SUB BOARD APPROVAL. The Board of Directors of Sub has: (a) determined that the Merger is fair to, and in the best interests of, Sub and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Corporation will be unable to fulfill the obligations of Sub to its creditors; (b) approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (c) determined to recommend that the shareholder of Sub approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

         4.10 LITIGATION. Other than as set forth in the Parent SEC Reports, there is no material action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Parent, threatened, against the Parent, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Parent is there any reasonable basis therefor. There is no investigation or other proceeding pending or, to the Knowledge of the Parent, threatened, against the Parent, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Entity, nor to the Knowledge of the Parent is there any reasonable basis therefor other than in connection with Parent's restatement of certain financial statements pursuant to a Form 8-K/A filed with the SEC on August 27, 2004. No Governmental Entity has at any time challenged or questioned the legal right of the Parent to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

                                   ARTICLE V

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         5.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, and agrees to cause each of its subsidiaries, to conduct its business, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due (including accounts payable), and, to the extent consistent with such business, to preserve intact its present business organizations, use reasonable efforts to keep available the services of its present officers and key employees and preserve the relationships with its customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company and its subsidiaries at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company or its subsidiaries and any material event involving the Company or its subsidiaries that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. In addition to the foregoing, except as expressly contemplated by this Agreement and except as expressly set forth in SECTION 5.1 of the Disclosure Schedule, neither the Company nor any of its subsidiaries shall, without the prior written consent of Parent, from and after the date of this Agreement:

                  (a) cause or permit any amendments to its organizational documents without the consent of Parent, which may not be unreasonably withheld or delayed;

                  (b) make any expenditures or enter into any commitment or transaction exceeding $50,000 individually or $150,000 in the aggregate or any commitment or transaction of the type described in SECTION 2.8 hereof;

                  (c) pay, discharge, waive or satisfy, in an amount in excess of $50,000 in any one case, or $150,000 in the aggregate, any claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business or of liabilities reflected or reserved against in the Current Balance Sheet;

                  (d) adopt or change accounting methods or practices (including any change in depreciation or amortization policies) other than as required by GAAP;

                  (e) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or file any Tax Return unless a copy of such Tax Return has been delivered to Parent for review a reasonable time prior to filing and Parent has approved such Tax Return;

                  (f) revalue any of its assets (whether tangible or intangible), including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

                  (g) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Shares, or split, combine or reclassify any Company Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares, or repurchase, redeem or otherwise acquire, directly or indirectly, any Company Shares (or options, warrants or other rights exercisable therefor);

                  (h) increase the salary or other compensation payable or to become payable to any officer, director, employee or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash or equity) of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, in each case other than in the ordinary course of business and except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule or as required by law;

                  (i) other than pursuant to standard end-user agreements, sell, lease, pledge, assign, license or otherwise dispose of or grant any security interest in any of its properties or assets, including without limitation the sale of any accounts receivable, except properties or assets (whether tangible or intangible) which are not Company Intellectual Property and only in the ordinary course of business and consistent with past practices;

                  (j) make any loan to any person or entity (other than the Company's subsidiaries) or purchase debt securities of any person or entity or amend the terms of any outstanding loan agreement, other than travel advances in the ordinary course of business;

                  (k) incur any indebtedness, guarantee any indebtedness of any person or entity, issue or sell any debt securities, or guarantee any debt securities of any person or entity;

                  (l) waive or release any right or claim, including any write-off or other compromise of any account receivable;

                  (m) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation against the Company;

                  (n) except as set forth in SECTION 5.1(n) of the Disclosure Schedule, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Shares or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of Company Shares pursuant to the exercise of outstanding Company Options and Company Warrants;

                  (o) other than pursuant to standard end-user agreements, sell, lease, license or transfer to any person or entity any rights to any Company Intellectual Property or enter into any agreement or modify any existing agreement with respect to any Company Intellectual Property with any person or entity or with respect to any Intellectual Property of any person or entity,
(ii) purchase or license any Intellectual Property or enter into any agreement or modify any existing agreement with respect to the Intellectual Property of any person or entity, (iii) enter into any agreement or modify any existing agreement with respect to the development of any Intellectual Property with a third party, or (iv) change pricing or royalties set or charged to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company or any of its subsidiaries;

                  (p) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any products or technology of the Company or any of its subsidiaries, in each case other than in the ordinary course of business;

                  (q) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements; or

                  (r) amend or otherwise modify (or agree to do so), except in an immaterial respect and in the ordinary course of business, or violate the terms of, any of the Material Contracts set forth or described in the Disclosure Schedule;

                  (s) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or its subsidiaries, taken as a whole;

                  (t) in each case other than in the ordinary course of business, adopt or amend any Company Employee Plan, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates, or other compensation (including, without limitation, any equity-based compensation) of its Employees except payments made pursuant to written agreements outstanding on the date hereof and disclosed in SECTION 5.1(t) of the Disclosure Schedule;

                  (u) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

                  (v) [Intentionally Omitted];

                  (w) except as set forth on SECTION 5.1(w) of the Disclosure Schedule, hire, promote, demote or terminate any Employees other than in the ordinary course of business, or encourage any Employees to resign;

                  (x) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its subsidiaries directly or indirectly holds any interest;

                  (y) cancel, amend or renew any insurance policy; or

                  (z) take, or agree in writing or otherwise to take, any of the actions described in SECTIONS 5.1(a) through 5.1(y) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform its covenants hereunder or (ii) cause or result in any of its representations and warranties contained herein being untrue or incorrect.

         5.2 PROCEDURES FOR REQUESTING PARENT CONSENT. If the Company desires to take an action which would be prohibited pursuant to SECTION 5.1 of this Agreement without the written consent of Parent, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to both of the following individuals:

                  (a)      General Counsel
                           Telephone:  (408)395-6529
                           Facsimile: (408) 354-2470
                           E-mail address: jo-anne.sinclair@scansoft.com

                  (b)      Senior Vice President Corporate Development
                           Telephone: (978) 977-2041
                           Facsimile: (978) 977-2436
                           E-mail address: richard.palmer@scansoft.com

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 MERGER PROPOSAL. Within one (1) Business Day after the execution and delivery of this Agreement:

                  (a) the Company and Sub shall cause a merger proposal (in the Hebrew language) in the form of EXHIBIT C (the "MERGER PROPOSAL") to be executed in accordance with Section 316 of the Israeli Companies Law;

                  (b) the Company and Sub shall call the Company General Meeting (as defined in SECTION 6.2) and a general meeting of Sub's shareholders, respectively, and

                  (c) each of the Company and Sub shall deliver the Merger Proposal to the Companies Registrar. The Company and Merger Sub shall cause a copy of the Merger Proposal to be delivered to each of their respective secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar and shall promptly inform their respective non-secured creditors of the Merger Proposal and its contents in accordance with Section 318 of the Israeli Companies Law and the regulations promulgated thereunder. Promptly after the Company and Sub shall have complied with the preceding sentence and with subsections (i) and (ii) below, but in any event no more than three (3) Business Days following the date on which such notice was sent to the creditors, the Company and Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the Israeli Companies Law, that notice was given to their respective creditors under Section 318 of the Israeli Companies Law and the regulations promulgated thereunder. In addition to the above, each of the Company and, if applicable, Sub, shall:

                           (i) Publish a notice to its creditors, stating that a
Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company's registered offices or Sub's registered offices, as applicable, and at such other locations as the Company or Sub, as applicable, may determine, in (A) two (2) daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, (B) a popular newspaper in the United States, no later than three (3) days following the day on which the Merger Proposal was submitted to the Companies Registrar, and (C) if required, in such other manner as may be required by applicable law and regulations;

                           (ii) Within four (4) days from the date of submitting
the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "Substantial Creditors" (as such term is defined in the regulations promulgated under the Israeli Companies Law) that the Company or Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in subsection (i) above; and

                           (iii) If it employs 50 or more persons, send to the
"workers committee" or display in a prominent place at the Company's premises, a copy of the notice published in a daily Hebrew newspaper (as referred to in subsection (i)(A) above), no later than three (3) days following the day on which the Merger Proposal was submitted to the Companies Registrar.

         6.2 COMPANY GENERAL MEETING.

                  (a) The Company shall take all action necessary under all applicable Legal Requirements to send a notice of the shareholders' meeting, together with a summary of this Agreement, the Merger and the other transactions contemplated by this Agreement (the "SUMMARY") to the Company's shareholders and hold a shareholders' meeting and a meeting of shareholders of each class of Company Shares (each such meeting to take place on the same date) to vote on the proposal to approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the "COMPANY GENERAL MEETING"). Subject to the notice requirements of the Israeli Companies Law and the rules and regulations promulgated thereunder and the Articles of Association of Company, the Company General Meeting shall be held (on a date selected by the Company and consented to by Parent, which consent shall not be unreasonably withheld) as promptly as practicable after the date hereof but no later than 45 days after the filing of the Merger Proposal. The Company shall solicit from its shareholders proxies in favor of the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement. The Company shall call, notice, convene, hold, conduct and solicit all proxies in connection with the Company General Meeting in compliance with all applicable legal requirements, including the Israeli Companies Law and the Articles of Association of Company. The Company may adjourn or postpone the Company General Meeting: (i) if and to the extent necessary to provide any necessary supplement or amendment to the Notice of the Company General Meeting and the Summary to the Company's shareholders in advance of a vote on this Agreement, the Merger and the other transactions contemplated by this Agreement; or (ii) if, as of the time for which the Company General Meeting is originally scheduled (as set forth in the Notice of the Company General Meeting and the Summary), there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company General Meeting.

                  (b) (i) the Board of Directors of the Company shall unanimously recommend that the Company's shareholders vote in favor of and approve this Agreement, the Merger and the other transactions contemplated by this Agreement at the Company General Meeting; (ii) the Notice of the

Company General Meeting and the Summary shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company's shareholders vote in favor of and approve this Agreement, the Merger and the other transactions contemplated by this Agreement at the Company General Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withhold, withdraw, amend, modify, change or propose or resolve to withhold, withdraw, amend, modify or change, in each case in a manner adverse to Parent, the unanimous recommendation of the Board of Directors of the Company that the Company's shareholders vote in favor of and approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

                  (c) No later than three days after the approval of the Merger by the Company's shareholders at Company General Meeting, Company shall (in accordance with Section 317(b) of the Companies Law) inform the Companies Registrar of the decision of the Company General Meeting with respect to the Merger.

         6.3 MERGER SUB GENERAL MEETING. Promptly after the occurrence or waiver of the conditions for Closing set forth in SECTIONS 7.1 and 7.2 and no later than the Closing Date, Sub shall hold its general meeting, and Parent (as the sole shareholder of Sub) shall approve this Agreement, the Merger and the other transactions contemplated by this Agreement at such general meeting. No later than the earlier of (i) three days after the approval of this Agreement and (ii) the Closing Date, the Merger and the other transactions contemplated by this Agreement by Parent, as the sole shareholder of Sub at the Sub general meeting, Sub shall (in accordance with Section 317(b) of the Companies Law and the regulations thereunder) inform the Companies Registrar of the decision of Sub's general meeting with respect to the Merger.

         6.4 ISRAELI APPROVALS.

                  (a) Government Filings. Each party to this Agreement shall use all reasonable efforts to deliver and file, as promptly as practicable after the date of this Agreement, each notice, report or other document required to be delivered by such party to, or filed by such party with, any Israeli Governmental Entity with respect to the Merger. Without limiting the generality of the foregoing, the Company and Parent shall use all reasonable efforts to obtain, as promptly as practicable after the date of this Agreement, the following consents and approvals, and any other consents and approvals that may be required pursuant to Israeli Legal Requirements in connection with the
Merger: (i) the OCS Approval set forth in SECTION 7.1(c); and (ii) the Investment Center Approval.

                  (b) TAX RULINGS.

                           (i) As soon as reasonably practicable after the
execution of this Agreement, the Company shall instruct its Israeli counsel, advisors and accountants to prepare and file with the Israeli Income Tax Commissioner an application for a ruling confirming that (A) any tax event of the Company shareholders with respect to cash payments deliverable after the Closing Date shall be deferred until the receipt of such payments by the shareholders of the Company, and (B) any tax event of the Company shareholders with respect to the Earnout Warrants issued hereunder shall be deferred until the sale of the shares underlying the Earnout Warrants ((A) and (B) together, the "ISRAELI INCOME TAX RULING"). Each of Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other and keep each other informed with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Income Tax Ruling.

                           (ii) As soon as reasonably practicable after the
execution of this Agreement, the Company shall instruct its Israeli counsel, advisors and accountants to prepare and file with the Israeli Income Tax Commissioner an application for a ruling either exempting Parent, Exchange Agent and Surviving Corporation from any obligation to withhold Israeli Tax at source from any consideration payable or otherwise deliverable pursuant to this Agreement, or clarifying that no such obligation exists (the "ISRAELI WITHHOLDING TAX RULING"). Each of Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other and keep each other informed with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Israeli Withholding Tax Ruling.

                  (c) LEGAL PROCEEDINGS. Each party to this Agreement shall: (i) give the other parties prompt notice of the commencement of any legal proceeding by or before any Israeli Governmental Entity with respect to the Merger; (ii) keep the other parties informed as to the status of any such legal proceeding; and (iii) promptly inform the other parties of any communication to the Commissioner of Israeli Restrictive Trade Practices, the OCS, the Investment Center, the Israeli Securities Authority, the Israeli Income Tax Commission, the Companies Registrar or any other Israeli Governmental Entity regarding the Merger. The parties to this Agreement will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Israeli legal proceeding relating to the Merger pursuant to a joint defense agreement separately agreed to. In addition, except as may be prohibited by any Israeli Governmental Entity or by any Israeli Legal Requirement, in connection with any such legal proceeding under or relating to the Israeli Restrictive Trade Practices Law or any other Israeli antitrust or fair trade law, each party hereto will permit authorized representatives of the other party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Israeli Governmental Entity in connection with any such legal proceeding.

                  (d) REGULATORY FILINGS. Each of the Company and Parent shall cause all documents that it is responsible for filing with any Governmental Entity under this Section to comply as to form and substance in all material respects with the applicable Israeli Legal Requirements. Whenever any event occurs which is required to be set forth in an amendment or supplement to any such document or filing, the Company or Parent, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity, such amendment or supplement.

         6.5 ACCESS TO INFORMATION. Subject to the confidentiality undertakings set forth below, the Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, books, contracts, commitments and records of the Company, including the Company's source code, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Parent may reasonably request, and (iii) all employees of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

         6.6 CONFIDENTIALITY. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to SECTION 6.5 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement effective as of July 7, 2004 (the "CONFIDENTIAL DISCLOSURE AGREEMENT"), between the Company and Parent. In this regard, the Company acknowledges that the Parent Common Stock is publicly traded and that any information obtained by the Company regarding Parent could be considered to be material non-public information within the meaning of federal and state securities laws. Accordingly, the Company acknowledges and agrees not to engage in any transactions in the Parent Common Stock in violation of applicable insider trading laws.

         6.7 EXPENSES. Whether or not the Merger is consummated, except as set forth herein, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, financial advisory, consulting and all other fees and expenses of third parties (including any Taxes incurred in connection therewith) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby ("THIRD PARTY EXPENSES"), shall be the obligation of the respective party incurring such fees and expenses; provided, that, notwithstanding the foregoing, Parent shall be responsible for up to $1,000,000 of Third Party Expenses incurred by the Company if the Merger is consummated (the "REIMBURSED EXPENSES"). The Company shall provide Parent with a bona fide statement of estimated Third Party Expenses incurred by the Company at least five (5) business days prior to the Closing Date in form reasonably satisfactory to Parent (the "STATEMENT OF EXPENSES"). Any Third Party Expenses incurred by the Company in excess of the Reimbursed Expenses shall be deemed "EXCESS THIRD PARTY EXPENSES".

         6.8 PUBLIC DISCLOSURE. No party shall issue any statement or communication to any third party (other than their respective agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws and the rules of the Nasdaq National Market.

         6.9 CONSENTS. The Company shall make commercially reasonable efforts to obtain all necessary consents, waivers and approvals ("CONSENTS") of any parties to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect, all of which Consents are listed in SECTION 2.5 of the Disclosure Schedule, so as to preserve all rights of, and benefits to, the Company under such Contract from and after the Effective Time. Such Consents shall be in a form reasonably acceptable to Parent. In the event that the other parties to any such Contract, including lessor or licensor of any real property, conditions its grant of a consent, waiver or approval (including by threatening to exercise a "recapture" or other termination right) upon the payment of a consent fee, "profit sharing" payment or other consideration, including increased rent payments or other payments under the Contract, the Company shall be responsible for making all payments required to obtain such consent, waiver or approval and shall indemnify, defend, protect and hold harmless Parent from all losses, costs, claims, liabilities and damages arising from the same.

         6.10 REASONABLE EFFORTS; REGULATORY FILINGS.

                  (a) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the Merger, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided, however, that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates, or of the Company, its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

                  (b) If required, as soon as may be reasonably practicable, the Company and Parent each shall file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") Notification and Report Forms relating to the transactions contemplated herein as required by the HSR Act, as well as comparable pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as reasonably agreed by the parties to be required. The Company and Parent each shall promptly: (i) supply the other with any information which may be required in order to effectuate such filings; and (ii) supply any additional information which reasonably may be required by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties may reasonably deem appropriate; provided, however, that neither Parent nor the Company shall be required to agree to any divestiture by itself or any of its subsidiaries or affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

         6.11 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Company pursuant to this Section shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant. Parent shall give prompt notice to the Company of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent or the Sub contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time, and (ii) any failure of Parent or the Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by the Parent pursuant to this Section shall be deemed to prevent or cure any misrepresentations, breach of warranty or breach of covenant.

         6.12 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

         6.13 NO SOLICITATION.

                  (a) From and after the date of this Agreement until the Effective Time or termination of this Agreement pursuant to ARTICLE XI, the Company and its subsidiaries will not, nor will they authorize or permit any of their respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined below), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) respond to or engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of these provisions, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Transaction (as defined below). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section by any officer or director of the Company or any of its subsidiaries or any investment banker, attorney or other advisor or representative of Company or any of its subsidiaries shall be deemed to be a breach of this Section by the Company. For purposes of this Agreement, "ACQUISITION PROPOSAL" shall mean any offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "ACQUISITION TRANSACTION" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder), or transaction pursuant to which any person or group seeks to acquire or purchase, in excess of 25% of the voting securities of the Company or any tender offer or exchange offer for in excess of 25% of the voting securities of the Company or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction hold less than 75% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of all or substantially all of the assets of the Company; or (C) any liquidation or dissolution of the Company.

                  (b) In addition to the obligations of the Company set forth in paragraph (a) of this Section, the Company as promptly as practicable shall advise Parent orally and in writing of any request received by Company for non-public information which Company reasonably concludes would lead to an Acquisition Proposal or the receipt of any Acquisition Proposal, or any inquiry received by Company with respect to or which Company reasonably concludes would lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person or group making any such request, Acquisition Proposal or inquiry. The Company will keep Parent informed in all material respects of the status and details (including material amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

         6.14 NEW EMPLOYMENT ARRANGEMENTS. Promptly after execution of this Agreement, Parent will notify the Company of the number and terms of options to purchase Parent Common Stock it intends to grant to the Company's employees at the Closing that are offered, and accept, employment with Parent.

         6.15 TERMINATION OF BENEFIT PLANS. Unless requested otherwise in writing by Parent no later than three (3) business days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the date immediately preceding the Closing Date, any and all Company Employee Plans that provide for group severance, separation or salary continuation or that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the "COMPANY DEFERRAL PLANS"). Unless Company receives notice otherwise from Parent, Parent shall receive from the Company, prior to the Effective Time, evidence that the Company's Board of Directors has adopted resolutions to terminate the Company Deferral Plans (the form and substance of which resolutions shall be subject to review and approval of Parent, which approval shall not be unreasonably withheld), effective no later than the date immediately preceding the Closing Date.

         6.16 SHAREHOLDER QUESTIONNAIRE; INFORMATION STATEMENT. Shareholder Representative shall, as soon as practicable after the date hereof, deliver to each Shareholder a questionnaire (the "SHAREHOLDER QUESTIONNAIRE"), in a form provided by Parent, containing certain representations necessary to determine whether such Shareholder (i) is an "accredited investor" as defined in Rule 501 of Regulation D, promulgated under the Securities Act or (ii) is not a "US person" as defined in Rule 902 of Regulation S, promulgated under the Securities Act. Shareholder shall use its best efforts to obtain executed copies of the Shareholder Questionnaire from each of the Shareholders prior to the General Company Meeting. By virtue of the approval of the Merger and this Agreement by the requisite vote of Shareholders, each of the Shareholders, and each person who on or prior to the Effective Date may become a Shareholder upon the exercise of Company Options or Company Warrants (each, an "OPTIONHOLDER"), shall be deemed to have agreed to appoint the Shareholder Representative (or, if the "purchaser representative" is required to be a natural person, any qualified designee of the Shareholder Representative) as its "purchaser representative" as defined in Rule 501 of Regulation D, promulgated under the Securities Act, to evaluate the merits and risks of a prospective investment in Parent by such Shareholder or Optionholder, as the case may be; and Shareholder Representative, by its execution of this Agreement, hereby agrees to act as "purchaser representative" for each of the Shareholders and the Optionholders. Prior to the Closing Date, Parent shall deliver to each Shareholder and Optionholder an information statement containing the information required by Rule 502(b)(2)(ii) of Regulation D, promulgated under the Securities Act. Parent and the Company shall cooperate with each other in connection with, and shall take such reasonable actions and provide any information that may be reasonably necessary in order to prepare, such information statement. Prior to the distribution to Shareholders and/or Optionholders of any Earnout Warrants by the Shareholder Representative, Parent and the Shareholder Representative shall take such reasonable actions as may be necessary in order to ascertain whether the recipients of the Earnout Warrants are Exempt Persons.

         6.17 FINANCIALS. The Company shall cause its affiliates, officers, employees, auditors and other representatives to cooperate with and assist Parent, as Parent may reasonably request, to enable Parent to prepare and file with the SEC, in connection with the Merger, the Current Report on Form 8-K and any additional amendments or supplements thereto required by the Exchange Act and the rules and regulations promulgated thereunder. The Company shall cause its auditors to deliver any opinions or consents necessary for Parent to file the Company's Financials, and shall take such actions, and shall cause its auditors to take such actions, if the Closing has not occurred prior to January 1, 2005, to prepare and complete an audit for the fiscal year ended December 31, 2004, and the Company shall cause its auditors to deliver any opinions or consents necessary for Parent to file such audited financial statements for the fiscal year ended December 31, 2004. Any financial statements of the Company prepared pursuant to this paragraph shall be prepared in accordance with GAAP and otherwise in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Any costs incurred by the Company associated with the compliance with this paragraph shall be borne by the Company, but shall not be considered Third Party Expenses for purposes of this Agreement.

         6.18 OBSERVER RIGHTS. Subject to applicable laws, rules and regulations, until December 31, 2007, either one of two persons selected by the Company prior to the Closing (such two persons to be approved by Parent, such approval not to be unreasonably withheld) (the person attending such meeting, the "OBSERVER") shall be entitled to attend Parent's meetings of its Board of Directors in an observational, non-voting capacity, and, in this respect, Parent shall provide such individual with copies of all notices and other material that it provides to its directors, at the time that it provides such materials to its directors (including any resolutions approved or to be approved by the unanimous consent of directors); provided that (a) the Observer shall be subject to the same obligations regarding treatment of confidential information of Parent as would an actual member of the Board of Directors, and to that end, shall execute a confidentiality agreement in a form reasonably approved by Parent, and (b) Parent shall, in its sole discretion, be entitled to exclude the Observer from any discussion and from receipt of any information which a majority of the Board of Directors reasonably determines in good faith would (i) involve a conflict of interest regarding the Observer, or (ii) result in an inability to invoke the attorney-client privilege between Parent and its counsel.

                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

         7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived, in writing, by mutual instrument of Parent and the Company:

                  (a) NO ORDER. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger. Any notification, waiting period, or approval requirements of anti-competition laws of applicable jurisdictions that apply to the Merger shall have been satisfied or waived.

                  (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

                  (c) ISRAELI GOVERNMENTAL ENTITY APPROVALS. All Israeli Governmental Entity approvals required pursuant to Israeli legal requirements for the consummation of the merger and the other transactions contemplated by this Agreement shall have been obtained, including, without limitation, the (i) the OCS Approval, and (ii) the Investment Center Approval.

                  (d) SHAREHOLDER APPROVAL. Shareholders constituting the Required Company Shareholder Vote shall have approved this Agreement, and the transactions contemplated hereby, including the Merger and the appointment of the Shareholder Representative.

         7.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent and Sub:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of the Company in this Agreement shall have been true and correct on the date hereof, and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

                  (b) GOVERNMENTAL APPROVAL. Approvals from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Company Material Adverse Effect since the date of this Agreement.

                  (d) RESIGNATION OF OFFICERS AND DIRECTORS. Parent shall have received a written resignation from each of the officers and directors of the Company and its subsidiaries effective as of the Effective Time.

                  (e) CORPORATE AUTHORITY. Each officer of the Company shall have surrendered his authority over all the Company's finances, including without limitation, all Company bank accounts, and evidence of the foregoing (in form and substance satisfactory to Parent) shall have been delivered to Parent. The Company also shall have delivered to Parent such documents as are necessary or advisable (in form and substance satisfactory to Parent) to transfer authority over the Company's finances, including without limitation, all Company bank accounts, to Parent.

                  (f) LEGAL OPINION. Parent shall have received a legal opinion from legal counsel to the Company in a form reasonably acceptable to counsel to the Parent.

                  (g) UNANIMOUS BOARD APPROVAL. This Agreement, the Merger and the transactions contemplated hereby shall have been unanimously approved by the Board of Directors of the Company, which unanimous approval shall not have been modified or revoked.

                  (h) CERTIFICATE OF THE COMPANY. Parent shall have received a certificate, validly executed by the Chief Executive Officer of the Company for and on the Company's behalf, to the effect that, as of the Closing:

                           (i) all representations and warranties made by the
Company in this Agreement were true and correct on the date of this Agreement;

                           (ii) all covenants and obligations under this
Agreement to be performed or complied with by the Company on or before the Closing have been so performed or complied with in all material respects; and

                           (iii) the conditions to the obligations of Parent and
Sub set forth in this SECTION 7.2 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

                  (i) CERTIFICATE OF SECRETARY OF COMPANY. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying as to (i) the terms and effectiveness of the Charter Documents, and
(ii) the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the transactions contemplated hereunder were unanimously approved by the Board of Directors) and (iii) that the Shareholders constituting the Required Company Shareholder Vote have approved this Agreement and the consummation of the transactions contemplated hereby.

                  (j) EXERCISE OR TERMINATION OF COMPANY OPTIONS AND COMPANY WARRANTS. Parent shall have received evidence reasonably satisfactory to it that all outstanding Company Options and Company Warrants shall have been exercised in full or terminated immediately prior to the Effective Time.

                  (k) FINANCIAL STATEMENTS. Parent shall have received any financial statements and consents of auditors related thereto in connection with its Form 8-K and reporting requirements and as provided in SECTION 6.17.

                  (l) ISRAELI TAX STATUS. Neither Parent nor the Company shall have received any written or oral indication from the Investment Center or the Israeli income tax authorities to the effect that the consummation of the Merger will jeopardize or adversely affect the tax status and benefits of the Company, including its Approved Enterprise tax status and its status as an industrial company, and Parent shall have received a certificate to such effect (only with respect to the Company) signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

         7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. (i) The representations and warranties of Parent and Sub in this Agreement shall have been true and correct on the date hereof, and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

                  (b) CERTIFICATE OF PARENT. Company shall have received a certificate, validly executed on behalf of Parent by a Vice President for and on its behalf to the effect that, as of the Closing:

                           (i) all representations and warranties made by Parent
and Sub in this Agreement were true and correct on the date of this Agreement;

                           (ii) all covenants and obligations under this
Agreement to be performed by Parent and Sub on or before the Closing have been so performed in all material respects; and

                           (iii) the conditions to the obligations of the
Company set forth in this SECTION 7.3 have been satisfied in full (unless otherwise waived in accordance with the terms hereof).

                  (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any event or condition of any character that has had or is reasonably likely to have a Parent Material Adverse Effect since the date of this Agreement.

                  (d) TAX RULINGS. The Company shall have received (i) the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(A), (ii) the Israeli Withholding Tax Ruling.

                  (e) LEGAL OPINION. The Company shall have received a legal opinion from legal counsel to Parent in a form reasonably acceptable to counsel to the Company.


                                  ARTICLE VIII

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instruments delivered pursuant to this Agreement, shall survive for a period of sixteen (16) months following the Closing Date (the expiration of such sixteen (16) month period, the "Survival Date", provided, however, that the representations and warranties of the Company contained in SECTION 2.2 and
SECTION 2.9 shall survive until the last component of Merger Consideration payable under this Agreement shall have been paid or payable (the earlier of which) to the Exchange Agent), and provided further, however, that if, at any time prior to the date on which a representation or warranty would otherwise expire, an Officer's Certificate (as defined in SECTION 8.3) is delivered in accordance with this ARTICLE VIII alleging Losses and a claim for recovery under
SECTION 8.3, then the claim asserted in such notice shall survive the date on which such representation or warranty would otherwise expire until such claim is fully and finally resolved. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

         8.2 INDEMNIFICATION. The Shareholders of the Company ("SHAREHOLDERS") agree, solely out of amounts otherwise payable, but not yet paid, to the Shareholders pursuant to SECTION 1.6(b)(ii)(4), jointly but not severally, to indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation (the "INDEMNIFIED PARTIES"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense and diminution in value (hereinafter individually a "LOSS" and collectively "LOSSES") incurred or sustained by the Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of
(i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any certificate or other instruments delivered by or on behalf of the Company pursuant to this Agreement, or (ii) any failure by the Company to perform or comply with any covenant applicable to it contained in this Agreement. The Shareholders shall not have any right of contribution from the Surviving Corporation or Parent with respect to any Loss claimed by an Indemnified Party.

         8.3 INDEMNIFICATION CLAIMS.

                  (a) SATISFACTION OF CLAIMS. Claims by an Indemnified Party for Losses shall be satisfied against the Shareholders, jointly but not severally, directly and pro rata based on and up to the Earnout Amounts that become payable to each such Shareholder pursuant to ARTICLE IX hereof. The Parties explicitly agree that under no circumstances may any Claims by an Indemnified Party for Losses be set off against, or satisfied from, the Component One Consideration or the Component Two Consideration. Any payment for Losses pursuant to this ARTICLE VIII shall be treated for all Tax purposes as an adjustment to the purchase price.

                  (b) CLAIMS FOR INDEMNIFICATION. In order to seek indemnification under SECTION 8.2, Parent shall deliver an Officer's Certificate to the Shareholder Representative. For the purposes hereof, "OFFICER'S CERTIFICATE" shall mean a certificate signed by any officer of Parent: (1) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (2) specifying in reasonable detail the individual items of Losses included in the amount so stated, the manner in which such amounts were calculated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. Upon delivery of an Officer's Certificate, any Earnout Amounts that become payable pursuant to ARTICLE IX hereof shall not be paid to the Exchange Agent, but shall be deposited with an escrow agent mutually agreeable to the parties (the costs of which to be split between the parties), to the extent of the Losses claimed in such Officer's Certificate, until such claims contained in such Officer's Certificate shall be resolved in accordance with this SECTION 8.3.

                  (c) OBJECTIONS TO CLAIMS FOR INDEMNIFICATION. Upon receipt of an Officer's Certificate, the Shareholder Representative shall review the claims therein and shall be entitled to object in a written statement to the claims made in the Officer's Certificate (an "OBJECTION NOTICE"), such Objection Notice to contain a description of the basis of such objection and shall be delivered to Parent prior to the expiration of the thirtieth (30th) day after its receipt of the Officer's Certificate. If the Shareholder Representative does not object in writing within such 30-day period, such failure to so object shall be an irrevocable acknowledgment by the Shareholder Representative that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer's Certificate, provided that the Officer's Certificate has been validly delivered in accordance with SECTION
12.1. If the Shareholder Representative does not so object, the amount of Losses claimed in the Officer's Certificate shall be permanently reduced, and shall be retained by Parent, from any Earnout Amounts that become payable pursuant to
ARTICLE IX.

                  (d) RESOLUTION OF CONFLICTS; ARBITRATION.

                           (i) In case the Shareholder Representative delivers
an Objection Notice in accordance with SECTION 8.3(c), the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties, and the amount of Losses so agreed shall be permanently reduced, and shall be paid to Parent by the escrow agent (to the extent funds are deposited therewith), from any Earnout Amounts that become payable pursuant to ARTICLE IX, and any claims for Losses contained in the Officer's Certificate previously deposited by Parent with the escrow agent in excess of the amount of Losses so agreed as set forth in the memorandum shall be deposited with the Exchange Agent if and to the extent earned as Earnout Amounts pursuant to ARTICLE IX.

                           (ii) If no such agreement can be reached after good
faith negotiation and prior to thirty (30) days after delivery of an Objection Notice, either Parent, on the one hand, or the Shareholder Representative on the other hand, may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in any event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that, within thirty (30) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, then, within fifteen (15) days after the end of such thirty (30) day period, Parent and the Shareholder Representative shall each select one arbitrator. The two arbitrators so selected shall select a third arbitrator. If one party fails to select an arbitrator during this fifteen (15) day period, then the parties agree that the arbitration will be conducted by one arbitrator selected by the other party.

                           (iii) Any such arbitration shall be held in New York,
New York, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator, or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be final, binding, and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions, which shall set forth the award, judgment, decree or order awarded by the arbitrator(s). If the arbitrator or a majority of the three arbitrators, as the case may be, determine that Parent is entitled to recover Losses hereunder, the amount of Losses so determined shall be permanently reduced, and shall be paid to Parent by the escrow agent (to the extent funds are deposited therewith), from any Earnout Amounts that become payable pursuant to ARTICLE IX, and any claims for Losses contained in the Officer's Certificate previously deposited by Parent with the escrow agent in excess of the amount of Losses so determined shall be deposited with the Exchange Agent if and to the extent earned as Earnout Amounts pursuant to ARTICLE IX.

                           (iv) Judgment upon any award rendered by the
arbitrator(s) may be entered in any court having jurisdiction. The forgoing arbitration provision shall apply only to any dispute under this ARTICLE VIII or where otherwise expressly specified.

                  (e) THIRD-PARTY CLAIMS. In the event Parent becomes aware of a third party claim (a "THIRD PARTY CLAIM") which Parent reasonably believes may result in a demand for indemnification pursuant to this ARTICLE VIII, Parent shall notify the Shareholder Representative of such claim, and the Shareholder Representative shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such Third Party Claim with third party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Shareholder Representative has consented to any such settlement, the Shareholders shall have no power or authority to object to the amount of any Third Party Claim by Parent.

         8.4 SHAREHOLDER REPRESENTATIVE.

                  (a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Shareholders, each of the Shareholders shall be deemed to have agreed to appoint Magnum Communications Fund L.P. as its agent and attorney-in-fact, as the Shareholder Representative for and on behalf of the Shareholders (i) to give and receive notices and communications, to authorize payment to any Indemnified Party directly against the Shareholders in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, to negotiate, investigate and resolve all matters relating to ARTICLE VIII and
ARTICLE IX hereof, to assert, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to, any other claim by any Indemnified Party against any Shareholder or by any such Shareholder against any Indemnified Party or any dispute between any Indemnified Party and any such Shareholder, in each case relating to this Agreement or the transactions contemplated hereby, (ii) to agree to, negotiate, execute and distribute the Earnout Warrants and deliver the Earnout Warrants to the Shareholders as provided therein, to fulfill all of its obligations thereunder and resolve all matters relating thereto, act on behalf of the Shareholders in connection therewith, and (iii) to take all other actions that are either (A) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or (B) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless Shareholders holding a majority of Company Shares agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive any compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

                  (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative ("SHAREHOLDER REPRESENTATIVE EXPENSES"). A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. Parent is hereby relieved from any liability to any person for any acts done by it in accordance with such decision, act, consent or instruction of the Shareholder Representative.

         8.5 MAXIMUM PAYMENTS; REMEDY.

                  (a) Notwithstanding anything to the contrary in this ARTICLE VIII, an Indemnified Party shall not be entitled to indemnification hereunder for any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or in any certificate or other instruments delivered by or on behalf of the Company pursuant to this Agreement until such time as Losses arising out of or attributable to any such breaches exceed $100,000 in the aggregate, and in which case all Losses theretofore incurred by Parent shall be subject to the indemnification set forth in this ARTICLE VIII from the first dollar.

                  (b) Except as set forth in SECTION 8.5(c) hereof, the maximum amount an Indemnified Party may recover from a Shareholder individually pursuant to the indemnity set forth, and only set forth, in SECTION 8.2 hereof for Losses shall be limited to a dollar amount equal to the Earnout Amounts payable but not yet paid to such Shareholder pursuant to ARTICLE IX of this Agreement. From and after the date hereof, the provisions of this ARTICLE VIII shall represent the sole remedy of the Indemnified Parties with respect to any breach or alleged breach of this Agreement by the Company.

                  (c) Nothing herein shall limit the liability of the Company or Parent for any intentional breach or inaccuracy of any representation, warranty or covenant contained in this Agreement or any Related Agreement (or any Shareholder that is a party to a Related Agreement for any intentional breach or inaccuracy of any representation, warranty or covenant by such Shareholder contained in such Related Agreement), or for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement or any Related Agreement relating to facts the Company or Parent, respectively, should have known after diligent inquiry (or any Shareholder that is a party to a Related Agreement for any breach or inaccuracy of any representation, warranty or covenant contained in such Related Agreement relating to facts the Shareholder should have known after diligent inquiry), if the Merger does not close.

                                   ARTICLE IX

                                     EARNOUT

         9.1 EARNOUT ARRANGEMENTS.

                  (a) EARNOUT GENERALLY. The parties acknowledge and agree that in addition to the Component One Consideration and the Component Two Consideration, Parent shall deposit with the Exchange Agent for payment to the Shareholders an amount equal to the Earnout Amounts set forth herein, in cash, as earned, and shall treat such Earnout Amount in accordance with this ARTICLE IX.

                  (b) DISTRIBUTION OF EARNOUT.

                           (i) In the event Parent delivers an Earnout Notice
stating that Earnout Amounts have been earned pursuant to this ARTICLE IX, and Parent does not have any claims outstanding for Losses pursuant to an Officer's Certificate, Parent shall deposit the Earnout Amount set forth in the Earnout Notice with the Exchange Agent for distribution to the Shareholders as soon as practicable but in any event within five (5) days of the delivery of the Earnout Notice.

                           (ii) In the event Parent delivers an Earnout Notice
stating that Earnout Amounts have been earned pursuant to this ARTICLE IX, and Parent has a claim or claims outstanding for Losses pursuant to an Officer's Certificate, Parent shall deposit the Earnout Amount in excess of such claimed Losses with the Exchange Agent for distribution to the Shareholders as soon as practicable but in any event within five (5) days of the delivery of the Earnout Notice, and the Earnout Amount to the extent of such claimed Losses shall be deposited with the escrow agent in accordance with
SECTION 8.3(b), and any such amounts in dispute and deposited with the escrow agent shall be released from escrow upon resolution of such dispute in accordance with SECTION 8.3(b).

                           (iii) With respect to disputes of amounts contained
in the Earnout Notice, upon the final determination of such Earnout Amounts in dispute determined to be due and payable to the Shareholders in accordance with
SECTION 9.5, Parent shall deposit with the Exchange Agent the Earnout Amounts, if any, as so finally determined to be payable to the Shareholders not theretofore delivered to the Exchange Agent, for distribution to the Shareholders as soon as practicable but in any event within five (5) days of such resolution.

                  (c) FORFEITED AMOUNTS. All Earnout Amounts that are not earned by the Shareholders pursuant to this ARTICLE IX will be forfeited and not paid by Parent.

         9.2 EARNOUT TARGETS; DEFINITIONS. For purposes of this ARTICLE IX:

                           (i) "2005 AUTOMATION MILESTONE" means a Weighted
Average Automation Rate of 25% of Completed Calls based on a performance test for the entire fourth quarter of the calendar year ending December 31, 2005;

                           (ii) "2005 EARNOUTS" means, collectively, the 2005
Automation Earnout, 2005 Automation Earnout Bonus and 2005 Revenue Earnout;

                           (iii) "2005 REVENUE MILESTONE" means $26,700,000 in
Revenues for the calendar year ending December 31, 2005;

                           (iv) "2006 AUTOMATION MILESTONE" means a Weighted
Average Automation Rate of 26% of Completed Calls based on a performance test for the entire fourth quarter of the calendar year ending December 31, 2006;

                           (v) "2006 EARNOUTS" means the 2006 Automation
Earnout, 2006 Automation Earnout Bonus and 2006 Revenue Earnout;

                           (vi) "2006 REVENUE MILESTONE" means $35,200,000 in
Revenues for the calendar year ending December 31, 2006;

                           (vii) "2007 AUTOMATION MILESTONE" means a Weighted
Average Automation Rate of 27% of Completed Calls based on a performance test for the entire fourth quarter of the calendar year ending December 31, 2007;

                           (viii) "2007 EARNOUTS" means the 2007 Automation
Earnout, 2007 Automation Earnout Bonus and 2007 Revenue Earnout;

                           (ix) "2007 REVENUE MILESTONE" means $38,700,000 in
Revenues for the calendar year ending December 31, 2007;

                           (x) "AUTOMATED CALLS" means a Completed Call
processed entirely by automated means, based on the definition of an "automated call" in each applicable customer contract;

                           (xi) "COMPLETED CALLS" means calls completed
utilizing the Company's Directory Assistance platform, based on the definition of "call completion" in each applicable customer contract;

                           (xii) "DETERMINATION DATE" means (i) the sixteenth
month anniversary of the Closing with respect to the 2005 Earnouts, (ii) the twenty eighth month anniversary of the Closing with respect to the 2006 Earnouts and applicable Earnout Catch-up, and (iii) the fortieth month anniversary of the Closing with respect to the 2007 Earnouts and applicable Earnout Catch-up;

                           (xiii) "DIRECTORY ASSISTANCE PRODUCTS" means products
that recognize, activate and automate end user requests for a specific telephone listing using speech recognition software, and products that use speech recognition software to enable end user access to enhanced information services offerings (utilizing voice or a combination of voice and data) from or through directory assistance providers. For clarity, Revenues from mobile device application software sold in combination with Directory Assistance Products will not be included for calculating the 2005 Revenue Earnout, 2006 Revenue Earnout or 2007 Revenue Earnout.

                           (xiv) "ENTERPRISE AUTO-ATTENDANT PRODUCTS" means
products that use speech recognition software (excluding embedded speech recognition software) to recognize, activate and automate end user requests (i) to be connected to a specific individual or department within a given organization or enterprise (ii) to be connected to a individual, department or organization included in a directory, including without limitation, a personal directory, a network address book or a directory of customers or suppliers, or
(iii) to access business processes (such as business continuity/disaster recovery) or applications (such as password reset or messaging) through recognition and/or authentication of the caller against a directory. In the event that Enterprise Auto-Attendant Products are deployed by a telecom carrier or cellular carrier to provide a service exclusively to consumers, Revenues from such deployment will not be included for calculating the 2005 Revenue Earnout, 2006 Revenue Earnout or 2007 Revenue Earnout.

                           (xv) "EXCLUDED TELELOGUE ACCOUNTS" means the accounts
with the customers set forth on SCHEDULE 9.2, provided that the relationships with such customers are direct relationships and not through resellers.

                           (xvi) "HEBREW LANGUAGE ASR PRODUCTS" means products,
including multiple language products, that provide in the Hebrew language (together with other languages for multiple language products, speech recognition, natural language understanding and dialog software technology for use in network-based services.

                           (xvii) "PROJECT A" means products providing
automation of name and address capture or address change;

                           (xviii) "PROJECT B" means products using speech
recognition technology to automate customer identification and authentication at the front end of externally-oriented contact centers;

                           (xix) "REVENUES" means revenues generated by Parent's
Directory Assistance Products, Enterprise Auto-Attendant Products and Hebrew Language ASR Products, less revenues from (i) Project A, (ii) Project B and
(iii) Excluded Telelogue Accounts.

                           (xx) "WEIGHTED AVERAGE AUTOMATION RATE" means the
quotient of (a) the aggregate number of Automated Calls processed under all of the Company's applicable customer contracts divided by (b) the aggregate number of Completed Calls effected under all of the Company's applicable customer contracts; provided, however, that only calls utilizing platforms accepted by customers on or prior to April 1 of the applicable test year shall be factored in the foregoing calculation.

         9.3 ACHIEVEMENT OF MILESTONES.

                  (a) The Earnout Amounts shall be earned as follows:

                         (i) 2005 AUTOMATION EARNOUT. An amount equal to
$2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(ii)) if the 2005 Automation Milestone is met;

                           (ii) 2005 AUTOMATION EARNOUT BONUS. If the 2005
Automation Milestone is met, an amount up to $2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(II)) calculated on a linear scale in proportion to the achievement during the entire fourth quarter of the calendar year ending December 31, 2005 of Weighted Average Automation Rates between 25% and 28.5% of Completed Calls;

                           (iii) 2006 AUTOMATION EARNOUT. An amount equal to
$2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(II)) if the 2006 Automation Milestone is met;

                           (iv) 2006 AUTOMATION EARNOUT BONUS. If the 2006
Automation Milestone is met, an amount up to $2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the

Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(ii)) calculated on a linear scale in proportion to the achievement during the entire fourth quarter of the calendar year ending December 31, 2006 of Weighted Average Automation Rates between 26% and 29% of Completed Calls;

                           (v) 2007 AUTOMATION EARNOUT. An amount equal to
$2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(ii)) if the 2007 Automation Milestone is met;

                           (vi) 2007 AUTOMATION EARNOUT BONUS. If the 2007
Automation Milestone is met, an amount up to $2,000,000 ($2,166,667 in the event the portion of the Israeli Income Tax Ruling set forth in SECTION 6.4(b)(i)(B) shall not have been obtained prior to the Closing and the Earnout Warrants shall have been terminated in accordance with the terms thereof and SECTION 1.6(c)(ii)) calculated on a linear scale in proportion to the achievement during the entire fourth quarter of the calendar year ending December 31, 2007 of Weighted Average Automation Rates between 27% and 29.5% of Completed Calls;

                           (vii) 2005 REVENUE EARNOUT. An amount up to
$8,000,000 of the Earnout Amount calculated on a linear scale in proportion to the achievement of between 67.5% and 100% of the 2005 Revenue Milestone;

                           (viii) 2006 REVENUE EARNOUT. An amount up to
$8,000,000 of the Earnout Amount calculated on a linear scale in proportion to the achievement of between 67.5% and 100% of the 2006 Revenue Milestone;

                           (ix) 2007 REVENUE EARNOUT. An amount up to $7,000,000
of the Earnout Amount calculated on a linear scale in proportion to the achievement of between 67.5% and 100% of the 2007 Revenue Milestone;

                           (x) EARNOUT CATCH-UP.

                                    (1) In the event that Revenues for the year
ending December 31, 2005 were less than the 2005 Revenue Milestones, and Revenues for the year ending December 31, 2006 were greater than the 2006 Revenue Milestones (the amount of such excess, the "2006 EXCESS REVENUES"), if the Shareholder Representative shall choose to apply all or part of the 2006 Excess Revenues to the 2005 Revenue Milestones rather than the 2007 Revenue Milestones, the 2005 Revenue Earnout set forth in subparagraph (vii) shall be recalculated by adding the 2006 Excess Revenues to the Revenues for the year ending December 31, 2005, and the amount by which the recalculated 2005 Revenue Earnout exceeds the initial calculation of the 2005 Revenue Earnout shall be considered the "2005 EARNOUT CATCH-UP".

                                    (2) In the event that Revenues for the year
ending December 31, 2006 were less than the 2006 Revenue Milestones, and Revenues for the year ending December 31,

2005 were greater than the 2005 Revenue Milestones (the amount of such excess, the "2005 EXCESS REVENUES"), the 2006 Revenue Earnout set forth in subparagraph
(viii) shall be recalculated by adding the 2005 Excess Revenues to the Revenues for the year ending December 31, 2006, and the amount by which the recalculated 2006 Revenue Earnout exceeds the initial calculation of the 2005 Revenue Earnout shall be considered the "2006 EARNOUT CATCH-UP".

                                    (3) In the event that Revenues for the year
ending December 31, 2006 were less than the 2006 Revenue Milestones, and Revenues for the year ending December 31, 2007 were greater than the 2007 Revenue Milestones (the amount of such excess, the "2007 EXCESS REVENUES"), if and to the extent 2006 Earnout Catch-up in (2) above does not result in the full payment of the 2006 Revenue Earnout, the 2006 Revenue Earnout, as increased by any 2006 Earnout Catch-up, shall be recalculated by adding the 2007 Excess Revenues to the Revenues for the year ending December 31, 2006, as so increased by the 2006 Earnout Catch-up, and the amount by which the recalculated 2006 Revenue Earnout exceeds the calculation of the 2006 Revenue Earnout, as so increased by the initial 2006 Earnout Catch-up, shall be considered the "SUBSEQUENT 2006 EARNOUT CATCH-UP".

                                    (4) In the event that Revenues for the year
ending December 31, 2007 were less than the 2007 Revenue Milestones, if any 2006 Excess Revenues remain after calculating the 2005 Earnout Catch-up or if the Shareholder Representative shall choose to apply all or part of the 2006 Excess Revenues to the 2007 Revenue Milestones rather than the 2005 Revenue Milestones, the 2007 Revenue Earnout set forth in subparagraph (ix) shall be recalculated by adding such remaining 2006 Excess Revenues to the Revenues for the year ending December 31, 2007, and the amount by which the recalculated 2007 Revenue Earnout exceeds the initial calculation of the 2007 Revenue Earnout shall be considered the "2007 EARNOUT CATCH-UP".

                                    (5) If any 2006 Excess Revenue is used for
the 2005 Earnout Catch-up, such revenue so used may not also be used for the 2007 Earnout Catch-up, and if any 2006 Excess Revenue is used for the 2007 Earnout Catch-up, such revenue so used may not also be used for the 2005 Earnout Catch-up.

                  (b) Notwithstanding anything to the contrary contained in
SECTION 9.3(a), in the event of a Change in Control that occurs prior to any Determination Date, all of the milestones set forth as conditions precedent to any unpaid portion of the Earnout Amount in subparagraphs (i) - (viii) shall be deemed satisfied on the respective subsequent Determination Date.

         9.4 FAILURE TO ACHIEVE MILESTONES. Subject to SECTION 9.3(a)(x) and
SECTION 9.3(b), failure to achieve the milestones specified in this ARTICLE IX shall result in forfeiture of the applicable portion of the Earnout Amount as set forth in this SECTION 9.4 by the former Shareholders.

         9.5 CALCULATION OF EARNOUT DISTRIBUTIONS; SHAREHOLDER REPRESENTATIVE OBJECTIONS.

                  (a) EARNOUT DISTRIBUTION. On the applicable Determination Date, Parent shall deliver to the Shareholder Representative a memorandum (the "EARNOUT NOTICE") specifying in reasonable detail the calculation of the portion of the Earnout Amount earned for the applicable period (including any Earnout Catch-up) and the calculation of the distribution of the Earnout Amount to each of the Shareholders pursuant to this ARTICLE IX and SECTION 1.6(b)(ii)(4), with the basis for such calculation, in accordance with Parent's accounting principles and policies consistently applied and derived from the audited results of Parent's accountants, and any supporting documentation, as applicable, and, if applicable, any proposed set off for Losses in accordance with SECTION 8.3. Parent agrees that it will promptly supply any reasonably requested back up or supporting information to the Shareholder Representative or its accountants on which the Earnout calculations are based. Parent shall then deposit funds with the Exchange Agent or escrow agent, as applicable, in accordance with SECTION 9.1(b).

                  (b) SHAREHOLDER REPRESENTATIVE OBJECTION. The Shareholder Representative shall have thirty (30) days to make an objection (in writing) to any item in the Earnout Notice, and such statement must be delivered to Parent prior to the expiration of such thirty (30) day period.

                  (c) RESOLUTION OF CONFLICTS.

                           (i) In case the Shareholder Representative shall have
objected in writing to the Earnout Notice in a timely manner or in case of any other dispute relating to the Earnout Amount, the Shareholder Representative and Parent will attempt in good faith to resolve such objection or dispute. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement will be prepared and signed by both parties.

                           (ii) In the event the parties cannot come to an
agreement as set forth in SECTION 9.5(c)(i) within thirty (30) days after the date on which the Shareholder Representative objected in writing to the Earnout Notice or, in the event the dispute does not relate to an Earnout Notice, the date on which the parties determine that they are unable to reach agreement pursuant to SECTION 9.5(c)(i) , such dispute shall be resolved in the manner set forth in SECTION 8.3(d).

                           (iii) If the Shareholder Representative (i) executes
a memorandum with Parent pursuant to SECTION 9.5(c)(i), or (ii) a determination is made pursuant to SECTION 9.5(c)(ii), then such resolution with respect to the Earnout Amount set forth in the Earnout Notice shall be final and any portion of such Earnout Amount, as finally determined, not previously deposited with the Exchange Agent shall be deposited with the Exchange Agent in accordance with
SECTION 9.1(b).

                  (d) EARNOUT RIGHTS NOT TRANSFERABLE. No Shareholder may sell, exchange, transfer or otherwise dispose of his, her or its right to receive any portion of the Earnout Amount, other than by the laws of descent and distribution or succession, and any transfer in violation of this SECTION 9.5(d) shall be null and void and shall not be recognized by Parent or the Surviving Corporation.

         9.6 RIGHT TO SET OFF. Notwithstanding anything to the contrary contained herein, in the event claims for Losses have been asserted by Parent in an Officer's Certificate pursuant to SECTION 8.3(b) hereof, Parent shall set-off any amounts which may become payable in the aggregate under this ARTICLE IX in accordance with SECTION 8.3 hereof, and deposit such amounts with the escrow agent as provided in this ARTICLE IX and SECTION 8.3.

                                   ARTICLE X

                              INTENTIONALLY OMITTED

                                   ARTICLE XI

                        TERMINATION, AMENDMENT AND WAIVER

         11.1 TERMINATION. Except as provided in SECTION 11.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

                  (a) by unanimous agreement of the Company and Parent;

                  (b) by Parent or the Company if the Closing Date shall not have occurred by March 31, 2005; provided, however, that the right to terminate this Agreement under this SECTION 11.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

                  (c) by Parent or the Company if: (i) there shall be a final non-appealable order of any Governmental Entity in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

                  (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or
(ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

                  (e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in SECTION 7.2(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

                  (f) by the Company if the Company is not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in

SECTION 7.3(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

         11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in SECTION 11.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or Shareholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of SECTIONS 6.6, 6.7 and 6.8 hereof, ARTICLE XII hereof and this SECTION 11.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this ARTICLE XI.

         11.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this SECTION 11.3, the Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

         11.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent, on the one hand, and the Company and the Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this SECTION 11.4, the Shareholders agree that any extension or waiver signed by the Shareholder Representative shall be binding upon and effective against all Shareholders whether or not they have signed such extension or waiver.

                                  ARTICLE XII

                               GENERAL PROVISIONS

         12.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

                  (a)  if to Parent or Sub, to:

                       ScanSoft, Inc.
                       9 Centennial Drive
                       Peabody, MA 01960
                       Attention: Senior Vice President Corporate Development Facsimile No.: (978) 977-2436


                       and to:


                       Wilson Sonsini Goodrich & Rosati
                       Professional Corporation
                       Two Fountain Square, Reston Town Center
                       11921 Freedom Drive, Suite 600
                       Reston, VA  20190
                       Attention: Robert Sanchez, Esq.
                       Facsimile No.: (703) 734-3199

                  (b)  if to the Company or the Shareholder Representative, to:

                       Phonetic Systems Ltd.
                       9 HaOdem Street
                       P.O. Box 7075
                       Petah-Tikva 49170 Israel
                       Attention: Yahal Zilka
                       Facsimile No.: (972) 3-921-0966

                       with a copy to:

                       Meitar Liquornik Geva & Leshem Brandwein
                       16 Abba Hillel Silver Road
                       Ramat Gan
                       52506 Israel
                       Attention: Dan Geva
                       Facsimile No.: (972) 3-610-3111

         12.2 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         12.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         12.4 ENTIRE AGREEMENT; ASSIGNMENT. This Agreement, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, that certain Term Sheet by and between the Parent and the Company dated as of August 25, 2004, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and
(iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's obligations hereunder.

         12.5 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         12.6 OTHER REMEDIES. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         12.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within New York County, State of New York, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

         12.8 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         12.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR

OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.


                 [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Parent, Sub, the Company and the Shareholder Representative have caused this Agreement to be signed, all as of the date first written above.


                                            SCANSOFT, INC.

                                            By: /s/ Paul Ricci
                                                ------------------------------
                                            Name:
                                            Title:


                                            PHONETIC SYSTEMS LTD.

                                            By: /s/ Moshe Levin/ /s/ Yahal Zilka
                                                --------------------------------
                                            Name:
                                            Title:


                                            PHONETICS ACQUISITION LTD.

                                            By: /s/ James Robert Arnold, Jr.
                                                ------------------------------
                                            Name:
                                            Title:


                                            SHAREHOLDER REPRESENTATIVE
                                            MAGNUM COMMUNICATIONS FUND L.P.

                                            By: /s/ Yahal Zilka
                                                ------------------------------
                                            Name:
                                            Title:


                SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER